UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
___________________________
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DAVE & BUSTER’S ENTERTAINMENT, INC.
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2025
NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT
Wednesday, June 18, 2025, 4:30 p.m., Central Daylight Time
Virtual Meeting, for details visit www.meetnow.global/MF52AG5

May 8, 2025
To Our Shareholders:
On behalf of the Board of Directors, it is our pleasure to cordially invite you to participate in the 2025 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) on June 18, 2025, at 4:30 p.m. Central Daylight Time. The Annual Meeting will be conducted solely online via live webcast at www.meetnow.global/MF52AG5. You will be able to listen to the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting. Please check in early to ensure that you can access the Annual Meeting on your computer or other electronic device. You will find information regarding the matters expected to be addressed at the Annual Meeting described in detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. There is no physical location for the Annual Meeting.
Your vote is important to us. While we invite you to listen online to the meeting and exercise your right to vote your shares online during the meeting, we recognize that many of you may not be able to listen or may choose not to do so. Whether or not you plan to listen, we respectfully request you vote as soon as possible over the internet, by telephone, or, upon your request, after receipt of paper copies of the proxy materials. We encourage you to vote by internet. Your vote will mean that you are represented at the Annual Meeting regardless of whether you participate online during the meeting. You may also request a paper copy of the proxy card to submit your vote if you prefer. If you have voted by internet, by mail or by telephone and later decide to attend the Annual Meeting virtually, you may do so and vote during the Annual Meeting.
Thank you for being a shareholder and we look forward to seeing you at the meeting.
Sincerely,
Kevin Sheehan
Interim Chief Executive Officer

DAVE & BUSTER’S ENTERTAINMENT, INC. 1221 S. Belt Line Road, #500 Coppell, Texas 75019
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

To Our Shareholders:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) will be held virtually at the time and location noted below for the following purposes:

When:	4:30 p.m. Central Daylight Time Wednesday, June 18, 2025
Items of Business:
•To elect seven (7) directors, each to serve until the 2026 annual meeting of shareholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal.
•To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2025.
•To approve, on an advisory basis, the compensation of our named executive officers.
•To approve the Dave and Buster’s Entertainment, Inc. 2025 Omnibus Incentive Plan.
•To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Where:	The Annual Meeting will be held virtually.

Webpage:	www.meetnow.global/MF52AG5
Who Can Vote:

Only shareholders of record at the close of business on April 28, 2025 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Beginning on or around May 8, 2025, we sent a Notice Regarding the Availability of Proxy Materials to all shareholders entitled to vote at the Annual Meeting, together with instructions on how to access our proxy materials over the internet and how to vote.
By Order of the Board of Directors,
Rodolfo Rodriguez, Jr.
Senior Vice President, Chief Legal Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 18, 2025.

The Company’s Proxy Statement and 2024 Annual Report are available at www.envisionreports.com/play.

DAVE & BUSTER’S ENTERTAINMENT, INC.
Proxy Statement
For the Annual Meeting of Shareholders
To Be Held on June 18, 2025

2025 Proxy Statement Summary
This summary highlights selected information on Dave and Buster’s Entertainment, Inc., a Delaware corporation (sometimes referred to herein as “we”, “us”, “our” or the “Company”) that is provided in more detail throughout this proxy statement (the “Proxy Statement”). This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before casting your vote. Beginning on or around May 8, 2025, we sent a Notice Regarding the Availability of Proxy Materials to all shareholders entitled to vote at the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”), together with instructions on how to access our proxy materials over the internet and how to vote.

Annual Meeting Information

Date:	Wednesday, June 18, 2025
Voting
Only shareholders as of the Record Date (April 28, 2025) are entitled to vote.
Participating Online During the Annual Meeting
If you are a registered shareholder (your shares are held in your name), you register by following the instructions set forth at www.meetnow.global/MF52AG5 or in the FAQs section of this Proxy Statement (page 69).
If you are a beneficial shareholder (your shares are held in the name of your bank, brokerage firm or other nominee), you will need to obtain a “legal proxy” from the registered shareholder (your bank, brokerage firm or other nominee) to register to vote at the Annual Meeting and follow the instructions set forth in the FAQs section of this Proxy Statement (page 69).

Time:	4:30 p.m. Central Daylight Time

Place:	The Annual Meeting will be held virtually.

Webpage:	www.meetnow.global/MF52AG5

Record Date:	Monday, April 28, 2025

Vote via Internet Follow the instructions on your Notice or Proxy Card	Vote via Phone Call the number on your Notice or Proxy Card	Vote via Mail Follow the instructions on your Notice or Proxy Card	Vote Online during the Annual Meeting Register to participate in the Annual Meeting virtually and vote online

Dave & Buster’s Entertainment, Inc.	1

Proposals Before the Shareholders

Proposals	Description	Board Voting Recommendation	Votes Required	Page Reference
1	Election of Directors	FOR each nominee	Majority of Votes Cast	5

2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of Votes Cast	12

3	Advisory Vote on Executive Compensation	FOR	Majority of Votes Cast	13

4	Approval of the 2025 Omnibus Incentive Plan	FOR	Majority of Votes Cast	14

Information about the Board of Directors at 2024 Fiscal Year End:

Independence, Committees and Meetings
Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee
James P. Chambers	I, VC		C		M
Hamish A. Dodds	I	M			C
Michael J. Griffith	LID		M	M
Gail Mandel	I	M		M
Scott I. Ross*	I			M	M
Atish Shah	I	C		M
Kevin M. Sheehan	ICEO, COB				M
Jennifer Storms	I		M	C
Number of Meetings in Fiscal 2024	8	5	7	4	14

I	–	Independent Director
LID	–	Lead Independent Director
ICEO	–	Interim Chief Executive Officer
COB	–	Chair of the Board
C	–	Committee Chair
M	–	Committee Member
VC	–	Vice Chair
*		Appointed to the board of directors (the “Board” or the “Board of Directors”) on January 30, 2025.

Dave & Buster’s Entertainment, Inc.	2

Board Skills and Core Competencies of Current Board Members:
Our Board is comprised of directors who have a variety of skills and core competencies as noted in the chart below:

Percentage of Board Members
Executive Leadership
Finance/Acctg/M&A/Private Equity/Investments
Board/Governance
Strategy
Retail/Hospitality/Restaurant/F&B
Gaming/Amusements/Entertainment
Marketing/Branding/E-Commerce/Consumer Goods and Insights
Global/Franchise
Operations/Supply Chain/IT
50%
75%
100%

Corporate Governance Highlights:
We are committed to maintaining strong corporate governance practices that promote and protect the long-term interests of our shareholders. Our practices are designed to provide effective oversight and management of our Company as well as meet our regulatory and NASDAQ requirements, including the following:

✓Lead Independent Director	✓Strong Director Attendance Record
✓Audit, Compensation, and Nominating and Corporate Governance Committees comprised of only Independent Directors	✓Share Ownership Requirements for Directors and Executive Officers
✓Regular Executive Sessions of Independent Directors	✓Director Overboarding Policy
✓Commitment to Board Refreshment	✓Mandatory Director Retirement Age
✓Annual Director Elections	✓Annual Board and Committee Evaluations
✓Majority Voting in Uncontested Director Elections	✓Continued Engagement with Our Shareholders
✓Commitment to Director Education	✓No Shareholder Rights Plan

Dave & Buster’s Entertainment, Inc.	3

Fiscal 2024 Business Performance Highlights:
•Revenue of $2.1 billion decreased 3.3% from fiscal 2023.
•Comparable store sales decreased 7.2% compared to the same calendar period in fiscal 2023.
•Net income totaled $58.3 million, or $1.46 per diluted share, compared to net income of $126.9 million, or $2.88 per diluted share in fiscal 2023.
•Adjusted EBITDA* of $506.2 million, compared to Adjusted EBITDA* of $555.6 in fiscal 2023.
•The Company opened a total of 14 new venues (11 Dave & Buster's and three Main Events) in fiscal 2024. In December 2024, the Company opened its first franchise location in Bengaluru, India.
* Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for more information.

Fiscal 2024 Executive Compensation Highlights and Key Practices:
•We continued to receive strong support from shareholders for our executive compensation practices, with 95% of the votes cast voting to approve the compensation paid to our named executive officers at the 2024 annual meeting of shareholders.
•In designing our fiscal 2024 executive compensation, we maintained our focus on our three core values for compensation: pay for performance, market-competitive pay and sustained shareholder value creation.

Fiscal 2024 Corporate Social Responsibility Highlights:
•We remain committed to thoughtful environmental sustainability, social and governance practices. To this end, we:
◦published corporate responsibility reports including our alignment to Sustainability Accounting Standards Board standards for restaurants and entertainment companies in April 2023 and April 2024.
◦completed a physical risk analysis in 2024.
◦published our 2025 update to our corporate responsibility report in early May 2025.

Dave & Buster’s Entertainment, Inc.	4

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight (8) members. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated seven (7) nominees for election to the Board of Directors. If elected at the Annual Meeting, each of the nominees will serve until our 2026 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. If any of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the shareholders may vote for a substitute nominee chosen by the present Board to fill a vacancy. In the alternative, the shareholders may vote for just the remaining nominees leaving a vacancy that may be filled later by the Board. Alternatively, the Board may reduce its size.

On April 28, 2025, Michael J. Griffith, Gail Mandel and Jennifer Storms notified the Company of their decision to not stand for reelection to the Board of Directors at the Annual Meeting. Mr. Griffith, Ms. Mandel and Ms. Storms will continue to serve as directors until the Annual Meeting. In connection with the decisions of Mr. Griffith, Ms. Mandel and Ms. Storms to not stand for reelection at the Annual Meeting, the Board of Directors determined to decrease the number of directors on the Board of Directors from eight (8) to seven (7), effective as of the date of the Annual Meeting.
We are furnishing below certain biographical information about each of the seven (7) nominees for director. Also included is a description of the experience, qualifications, attributes and skills of each nominee.

James P. Chambers
DIRECTOR SINCE: 2020		AGE: 39
COMMITTEES: Compensation & Finance		DIRECTOR STATUS: INDEPENDENT — Vice Chair
CURRENT POSITION:
–Co-Founder and Partner of Hill Path Capital, LP, a private investment firm investing in the equity and debt of public and private companies since 2016.
Leadership, Strategy, Investments, Leisure & Hospitality, Entertainment, Finance and Governance

PRIOR BUSINESS EXPERIENCE:
–Apollo Global Management, Inc. a global alternative investment management firm:
•Principal (2011-2016)
Leadership, Strategy, Leisure & Hospitality, Entertainment, Finance and Governance
– Goldman Sachs & Co., Inc, a multinational investment bank and financial services company:
•Analyst, Consumer Retail Group, Investment Banking Division (2009-2011)
Leadership, Strategy, Retail, Investment, Finance, Food & Beverage

CURRENT PUBLIC COMPANY BOARDS:
–Dave & Buster’s Entertainment, Inc.		–United Parks & Resorts, Inc.	–One Group Hospitality
PRIOR COMPANY BOARDS:
–CEC Entertainment, Inc. (n/k/a CEC Entertainment, LLC)	–Great Wolf Resorts, Inc.	–Principal Maritime Tankers Corp.	–Principal Chemical Carriers, LLC
EDUCATION:
–B.A. Political Science and Certificate in Markets and Management, Duke University

Dave & Buster’s Entertainment, Inc.	5

Hamish A. Dodds
DIRECTOR SINCE: 2017	AGE: 68
COMMITTEES: Audit & Finance	DIRECTOR STATUS: INDEPENDENT
RECENT POSITION:
–President and Chief Executive Officer of Hard Rock International, an owner, operator, and franchisor of restaurants, hotels, casinos, and live music venues in over seventy countries (Mar. 2004-February 2017)
Leadership, Strategy, Operations, Finance, Global, Franchise, Entertainment, Gaming, Food & Beverage

PRIOR BUSINESS EXPERIENCE:
–cbc (The Central American Bottling Corporation) (also known as CabCorp), a multi-Latin beverage company in more than 33 countries with strategic partners PepsiCo, Ambev and Beliv:
•Chief Executive Officer (2002-2003)
•Non-executive Director (2003-2010)
Leadership, Strategy, Board Governance, Global, Distribution, Food & Beverage
– PepsiCo, Inc., a multinational food, snack and beverage corporation:
•Various management and financial positions including Division President and General Manager for beverage operations across Latin America, Europe and Middle East/North Africa (1989-2002)
Accounting, Finance, Food & Beverage, Operations, Global
–The Burton Group (now Arcadia Group) (an UK multinational retailing company) and Overseas Containers, Ltd. (an UK container shipping company):
•Multiple management and financial positions (1982-1989)
Accounting, Finance, Consumer Goods, Retail

PUBLIC COMPANY BOARDS:
– Dave & Buster’s Entertainment, Inc. (Apr. 2017-present)	–Pier 1 Imports, Inc. (Apr. 2010-Sep. 2020)
PRIVATE COMPANY BOARDS:
–Fogo de Chao (Oct. 2018-Oct. 2023)
OTHER POSITIONS/MEMBERSHIPS:
–US Advisory Board, IESE Business School –Fellow Member, Chartered Management Accountants
EDUCATION:
–B.A. Business Studies, Robert Gordon University, Scotland
ACCOLADES:
–Honorary Doctorate, Business Administration, Robert Gordon University (2011)

Dave & Buster’s Entertainment, Inc.	6

Nathaniel J. Lipman
New Nominee Standing for Election at Annual Meeting		AGE: 60
DIRECTOR STATUS: INDEPENDENT
PRIOR BUSINESS EXPERIENCE:
–Wolcott Holdings, LLC, a family investment office (Feb. 2022-present)
–Tenerity, Inc. (f/k/a Affinion Group Holdings, Inc. and CX Loyalty, Inc.), a global provider of customer loyalty platforms and solutions
•Senior Advisor (Apr. 2015-Jan. 2024)
•Executive Chairman (Jul. 2012-Apr. 2015)
•Chairman and Chief Executive Officer (Oct. 2005-Jul. 2012)
Leadership, Strategy, Leisure & Hospitality, Finance and Governance, International, Marketing
–Cendant Corporation, a global provider of customer loyalty platforms and solutions
•President and Chief Executive Officer, Marketing Services Division (Apr. 2004-Oct. 2005)
•President and Chief Executive Officer, Trilegiant (Cendant’s domestic membership business) (2002-Apr. 2004)
•Senior Vice President, Corporate Development and Strategic Planning (June 1999-2002)
Leadership, Strategy, Leisure & Hospitality, Finance and Governance, International, Marketing
–Planet Hollywood, Inc., an international restaurant and entertainment brand
•Executive Vice President, Strategic Development (Aug. 1996-May 1999)
Leadership, Strategy, Leisure & Hospitality, Finance and Governance, International
–House of Blues Entertainment, Inc., an international music entertainment brand
•General Counsel (Apr. 1995-Jul. 1996)
Leadership, Strategy, Leisure & Hospitality, Finance and Governance, International
–The Walt Disney Company, a global entertainment company
•Senior Corporate Counsel (May 1993-Apr. 1995)
Leisure & Hospitality, Mergers & Acquisitions
–Skadden, Arps, Slate, Meagher and Flom, LLP, an international law firm
•Associate (Oct. 1989-May 1993)
Mergers & Acquisitions

PUBLIC COMPANY BOARDS:
–United Parks & Resorts Inc. (Jan. 2024-present)	–Apollo Strategic Growth Capital II, Inc. (2021-2023)
PRIVATE COMPANY BOARDS:
–Trusted Media Brands, Inc. (2018-present)	–Apollo Aligned Alternatives, Inc., (Jun. 2022-present)	–PLBY Group, Inc. (Observer) (2022-2023)
–FTD.com •Chair of the Board (Jul. 2021) •Senior Advisor (Sep. 2019-Sep. 2021)	–Diamond Resorts International, Inc. (2017-2021)	–Redbox Automated Holdings, LLC, (2016-2021)
EDUCATION:
– B.A., Political Economy, University of California, Berkeley	–J.D., University of California, Los Angeles

Dave & Buster’s Entertainment, Inc.	7

Scott Ross
DIRECTOR SINCE: 2025		AGE: 44
COMMITTEES: Finance & Nominating and Corporate Governance		DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:
–Founder and Managing Partner of Hill Path Capital, LP, a private investment firm investing in the equity and debt of public and private companies since 2016.
Leadership, Strategy, Investments, Leisure & Hospitality, Entertainment, Finance and Governance

PRIOR BUSINESS EXPERIENCE:
–Apollo Global Management, Inc. a global alternative investment management firm:
•Principal (2004-2008/2009-2014)
Leadership, Strategy, Leisure & Hospitality, Entertainment, Finance and Governance
– Goldman Sachs & Co., Inc, a multinational investment bank and financial services company:
•Analyst, Principal Finance Group, Fixed Income, Currencies, and Commodities Division (Jun. 2002-Dec. 2004)
Leadership, Strategy, Investment, Finance
–Shumway Capital Partners, an investment company:
•Analyst (Aug. 2008-Sep. 2009)
Leadership, Strategy, Investment, Finance

PUBLIC COMPANY BOARDS:
–Current: Dave & Buster’s Entertainment, Inc.		–United Parks & Resorts, Inc.	–The One Group Hospitality, Inc.
OTHER COMPANY BOARDS:
–Prior: CEC Entertainment, Inc.	–Great Wolf Resorts, Inc.	–EVERTEC, Inc.	–Diamond Eagle Acquisition Corp.
EDUCATION:
–B.A. Economics, Georgetown University (magna cum laude)

Dave & Buster’s Entertainment, Inc.	8

Atish Shah
DIRECTOR SINCE: 2021		AGE: 52
COMMITTEES: Audit & Nominating and Corporate Governance		DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:
–Executive Vice President, Chief Financial Officer and Treasurer of Xenia Hotels & Resorts, Inc., a NYSE-listed REIT investing in luxury and upper upscale hotels and resorts since April 2016.
Leadership, Strategy, Investments, Leisure & Hospitality, Finance and Governance

PRIOR BUSINESS EXPERIENCE:
–Hyatt Hotels Corporation, a global hospitality company managing and franchising luxury and business hotels, resorts and vacation properties:
• Multiple leadership positions (2009-2016), including Senior Vice President & Interim CFO (2015-2016) and Senior Vice President, Strategy, FP&A, Investor Relations (2012-2016)
Leadership, Strategy, Leisure & Hospitality, Franchising, Finance and Governance
–Lowe Enterprises, a private real estate company managing more than $6 billion in assets.
• Senior Vice President, Portfolio Management (2008-2009)
Leadership, Strategy, Investment, Finance
– Hilton Hotels Corporation, a global hospitality company managing and franchising a broad portfolio of hotels and resorts.
•Multiple investor relations, finance and e-business positions (1998-2007)
Strategy, Investment, Finance, E-Commerce, Leisure & Hospitality
–Coopers & Lybrand, LLP (n/k/a PwC), a Big Eight public accounting firm.
• Associate, Hospitality Consulting Practice (1997-1998)
Investment, Finance

PUBLIC COMPANY BOARDS:
–Current: Dave & Buster’s Entertainment, Inc.
OTHER POSITIONS/MEMBERSHIPS:
– Director, Visit Orlando
EDUCATION:
– B.S. with honors, Cornell University	– M.M. Hospitality, Cornell University	–M.B.A.-The Wharton School, University of Pennsylvania

Dave & Buster’s Entertainment, Inc.	9

Kevin M. Sheehan
DIRECTOR SINCE: 2011	AGE: 71
COMMITTEES: Finance	DIRECTOR STATUS: NOT INDEPENDENT — Chairman and Interim Chief Executive Officer
CURRENT POSITIONS:
–Chair of the Board of Dave & Buster’s Entertainment, Inc. since April 2021 (and also served as Interim CEO from October 2021 to June 2022).
Leadership, Strategy, Board Governance, Finance, Operations, Food & Beverage,
Amusements/Gaming, Marketing, Consumer Insights, Global
–Chair and Principal Owner of Mellon Stud Ventures, a family investment company with wide range of businesses since 2016.
Leadership, Strategy, Board Governance, Finance, Global, Investments, Hospitality, Marketing

PRIOR BUSINESS EXPERIENCE:
–Margaritaville at Sea, a cruise line owned by Mellon Stud Ventures
•Chair and Principal Owner (2016-Oct. 2023)
Leadership, Strategy, Board Governance, Hospitality, Finance, Global, Consumer Insights, Marketing
–Scientific Games Corporation, a global leader in the gaming and lottery industries
•Director (Oct. 2018)
•Senior Advisor (Jun. 2018-Sep. 2018)
•President and Chief Executive Officer (Aug. 2016-Jun. 2018)
Leadership, Strategy, Board Governance, Gaming, Finance
– Robert B. Willumstad School of Business, Adelphi University, a New York metropolitan area business school
•John J. Phelan, Jr. Distinguished Visiting Professor of Business (February 2015-June 2016)
•Distinguished Visiting Professor-Accounting, Finance and Economics (2005-2008)
Strategy, Finance, Accounting
– NCL Corporation, Ltd, a leading global cruise line operator:
•Chief Executive Officer (November 2008-January 2015)
•President (August 2010-January 2015; August 2008-March 2009)
•Chief Financial Officer (2007-2010)
Leadership, Strategy, Food & Beverage, Hospitality, Finance, Global, Consumer Insights, Marketing
– Cerberus Capital Management LP (2006-2007), a global leader in private equity investments:
•Consultant
Finance, Private Equity, Strategic
–Clayton Dubilier & Rice (2005-2006), one of the oldest private equity investment firms in the world:
•Consultant
Finance, Private Equity, Strategic
– Cendant Corporation, a global business and consumer services provider:
•Various executive roles, including, Chair and Chief Executive Officer of the Vehicle Services Division (including global responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Fleet Management and Wright Express) (1996-2005)
Leadership, Strategy, Finance, Global, Consumer Insights, Marketing

PUBLIC COMPANY BOARDS:
–Dave & Buster’s Entertainment, Inc. (2011-present)	–Gannett Co., Inc., Director (2013-present), Lead Director (May 2019-present)
– Navistar International Corporation (2018-2021)	–Hertz Global Holdings (2018-2021)
OTHER POSITIONS/MEMBERSHIPS:
–Certified Public Accountant
EDUCATION:
–B.S. Hunter College	–M.B.A. New York University Graduate School of Business
ACCOLADES:
–Named “Miami Ultimate CEO” by South Florida Business Journal (2011) – Ernst & Young Entrepreneur of the Year (2014 – Florida Region)

Dave & Buster’s Entertainment, Inc.	10

Allen R. Weiss
New Nominee Standing for Election at Annual Meeting		AGE: 71
DIRECTOR STATUS: INDEPENDENT
PRIOR BUSINESS EXPERIENCE:
–The Walt Disney Company, a global entertainment company (1972-2011) (Retired)
•President, Worldwide Operations, Walt Disney Parks and Resorts (2005-Nov. 2011)
•President, Walt Disney World Resort (1995-2005)
•Executive Vice President, Walt Disney World Resort (1991-1995)
•Vice President, Resort Operations Support (1987-1991)
Leadership, Strategy, Leisure & Hospitality, Finance and Governance, International, Marketing

PUBLIC COMPANY BOARDS:
–Dick’s Sporting Goods, Inc. (Jan. 2012-Aug. 2020)	–Apollo Education Group, Inc. (Mar. 2012-Jan. 2017)
PRIVATE COMPANY BOARDS:
–Alticor, Inc. (2012-Present)	–CEC Entertainment, Inc., n/k/a CEC Entertainment, LLC (Jun. 2014-Dec. 2020)	–ClubCorp (now Invited Clubs) (Feb. 2018-Apr. 2020)
–Diamond Resorts International, Inc. (Nov. 2016-May 2021)
EDUCATION:
– B.S., Business Administration, University of Central Florida	– M.B.A., Crummer Graduate School of Business, Rollins College	–Certified Public Accountant

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

Dave & Buster’s Entertainment, Inc.	11

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to conduct the audit of our consolidated financial statements and the effectiveness of our internal controls over financial reporting for the fiscal year 2025 and recommends that the shareholders vote for ratification of this appointment. KPMG has been engaged as our independent registered public accounting firm since 2010, and the Audit Committee and the Board believe that the continued retention of KPMG as the Company’s independent registered public accounting firm for the 2025 fiscal year is in the best interests of the Company and its shareholders. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of KPMG as the Company’s independent registered public accounting firm for fiscal 2025 to shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection but may still decide to retain KPMG. Even if the selection of KPMG is ratified by the shareholders, the Audit Committee has the discretion to select another auditor at any time if it determines that a change would be in the best interests of the Company or its shareholders. We expect representatives of KPMG to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Audit and Related Fees
The following table sets forth the fees (dollars shown are in thousands) for professional audit services and fees for other services provided to the Company by KPMG, for fiscal 2024, which ended on February 4, 2025, and fiscal 2023, which ended on February 4, 2024:

	Fiscal 2024	Fiscal 2023
Audit Fee (1)	$1,230	$1,155
Audit-Related Fees (2)	89	400
Tax Fees (3)	131	33
Total	$1,450	$1,588
(1)Includes fees for services for the audit of the Company’s annual financial statements, the reviews of the interim financial statements, audit of the Company’s internal control over financial reporting, and assistance with Securities and Exchange Commission (“SEC”) filings.
(2)Fiscal 2024 and fiscal 2023 includes real time assessment of the ERP system the Company implemented in fiscal 2024.
(3)Includes transfer pricing study.
The Audit Committee has established a policy whereby the outside auditors are required to annually provide service-specific fee estimates and seek pre-approval of all audit, audit-related, tax and other services prior to the performance of any such services. Individual engagements anticipated to exceed the pre-approved thresholds must be separately approved by the Audit Committee. For both fiscal 2024 and 2023, the Audit Committee pre-approved 100% of all services provided by KPMG and concluded that the provision of such services by KPMG was compatible with such firm’s independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG.

Dave & Buster’s Entertainment, Inc.	12

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") and the related SEC rules, we are asking you to approve, on an advisory, non-binding basis, the compensation awarded to our named executive officers, as we have described in the Executive Compensation section of this Proxy Statement. The vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement.
As described in detail in the Compensation Discussion and Analysis section beginning on page 26, the Compensation Committee oversees our executive compensation program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include: to align pay to performance; to provide market-competitive pay; and to create sustained shareholder value.
We are asking you to indicate your support for our named executive officer compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to attract, retain and motivate a highly successful team to manage our Company and to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.
Accordingly, we ask you to approve the following resolution at the Annual Meeting:
RESOLVED, that the shareholders of Dave & Buster’s Entertainment, Inc. approve the compensation awarded to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative discussion.
Although your vote is non-binding, the Board and Compensation Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer, it will not be binding or overrule any decision by the Board, and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

At the 2022 annual meeting of shareholders, our shareholders voted in favor of holding an advisory vote to approve executive compensation every year. The Board considered these voting results and decided to adopt a policy providing for an annual advisory shareholder vote to approve our executive compensation. The next shareholder advisory vote to approve executive compensation will occur at the 2026 annual meeting of shareholders.

The Board of Directors recommends an advisory vote FOR the approval of our executive compensation.

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PROPOSAL NO. 4
APPROVAL OF 2025 OMNIBUS
INCENTIVE PLAN

On December 5, 2024, upon recommendation of our Compensation Committee, our Board of Directors adopted, subject to shareholder approval at the annual meeting, the Dave & Buster’s Entertainment, Inc. 2025 Omnibus Incentive Plan (as amended from time to time, the “2025 Plan”), covering the issuance of up to 4,000,000 shares of Common Stock of the Company. The purpose of the Plan is to strengthen our ability to attract, retain and motivate officers, employees, non-employee directors and consultants providing services to the Company and to promote the success of the Company’s business by providing participants with appropriate incentives.

The use of equity incentive awards has historically been a key component of our compensation programs. We previously awarded stock-based compensation instruments, including performance awards and restricted stock units, under the 2014 Omnibus Incentive Plan (the "2014 Plan"). However, the 2014 Plan expired in October 2024 and we accordingly propose to replace the 2014 Plan with the 2025 Plan.

The shares authorized for issuance pursuant to the 2025 Plan would include an aggregate of 483,986 shares granted to our employees, including our executive officers, as a contingent retention award in December 2024, as well as contingent awards granted to Interim CEO Kevin Sheehan pursuant to his letter agreement with the Company dated December 9, 2024 (the “Contingent Awards”), all of which are contingent upon shareholder approval of this Proposal No. 4 to approve the 2025 Plan. The Contingent Awards consist of 253,086 shares subject to time-based restricted stock units (“RSUs”), 127,990 shares subject to performance-based restricted stock units (“PSUs”), and 102,910 shares subject to stock options, which are intended to retain and reward grantees based on their continued service and/or the Company's performance.

If the 2025 Plan is not approved by our shareholders, all of the Contingent Awards will automatically be forfeited and we will be unable to make new equity grants to motivate and retain key personnel or incentivize non-employee directors to serve on our Board of Directors, which could have an adverse impact on our business. We would also be at a disadvantage against our competitors for attracting, retaining, and motivating individuals critical to our success. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards. Therefore, the approval of the 2025 Plan is essential to our future performance and long-term success.

Accordingly, the Board of Directors has approved, and is asking the Company’s shareholders to approve, the 2025 Plan. In general, shareholder approval of the 2025 Plan is necessary in order for us to meet the shareholder approval requirements of the NASDAQ, and grant stock options that qualify as incentive stock options, or ISOs, as defined under Section 422 of the Code. As of April 21, 2025 the closing price of our common stock as reported on NASDAQ was $19.46 per share.

A summary of the 2025 Plan is set forth below. The summary of the 2025 Plan is qualified in its entirety by the full text of the 2025 Plan, which is included in this Proxy Statement as Appendix B.

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Highlights of the Shareholder Proposal

1 What is the 2025 Omnibus Incentive Plan?
•The 2025 Plan is intended to be the primary vehicle used to promote the three-core values that make up Dave and Buster’s executive compensation philosophy: (1) pay for performance, (2) market competitive pay, and (3) sustained shareholder value creation.
•Annual and long-term incentive compensation plans, including the Executive Incentive Plan, will be created and administered under the 2025 Plan.

2 Who participates in the Plan?
•The 2025 Plan will not be limited to executives. It is a broad-based plan with approximately 23,420 team members eligible for participation as of February 4, 2025, including our ten (10) executive officers, as well as seven (7) non-employee directors, eligible for cash and/or equity-based incentives.
•These incentives are critical to how we attract, reward, and motivate the critical talent, at all levels of the organization, needed to achieve and exceed the Company’s key strategic objectives. We have already granted an aggregate of 483,986 Contingent Awards, which are contingent upon shareholder approval of this Proposal No. 4, in order to motivate and retain some of our key team members.
•The equity-based incentives that can be granted under this plan are intended to align our employees’ interests with those of our shareholders and foster an employee ownership culture as well as promote retention of key talent.

3 How many shares are being requested?
•We are seeking shareholder approval for four million shares under the 2025 Plan.
•We estimate this will allow us to continue to make responsible and market competitive equity-based awards up to the next two to three years and assumes the achievement of target financial and market performance under Dave and Buster’s long-term performance-based incentives.
•The estimated reserve life of two to three years is materially lower than the three to five-year reserve commonly requested by other publicly traded companies.

4 How does the historical share usage compare to markets?
•Dave and Buster’s has a history of responsible share usage. We thoughtfully manage share dilution and closely monitor our annual run rate and overhang to ensure we only grant an appropriate number of equity-based incentives we believe are necessary to attract, reward, motivate and retain employees, officers, consultants and non-employee directors.
•Run Rate. Our emphasis on responsible share usage is evidenced by our historical run rate, which has been conservative relative to our peer group. Our two-year average is significant less than that of the peer group median. Run rate is defined as the total number of shares distributed expressed as a percent of the weighted average common shares outstanding for each fiscal year. Peer group data based on available public SEC filings as of May 8, 2025.

2-Year Run Rate 2023 2024 Avg
Dave and Buster’s 0.8% 0.7% 0.7%
Peer Group Median 1.2% 1.3% 1.3%

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•Overhang. Overhang is a common measure of equity dilution. We define overhang as the sum of the number of outstanding shares and the number of shares available for future grant divided by the sum of the number of outstanding and unvested shares and the number of shares available for future grant. For the calendar year ending December 31, 2024, D&B’s overhang of 4.3% was the lowest among peer companies, with median peer overhang at 13.2%.

Overhang 2024
Dave and Buster’s 4.3%
Peer Group Median 13.2%

5 What key features are included in the 2025 Plan?
•The 2025 Plan includes key governance features and market best practices that serve to protect shareholder interests, such as:

O No Liberal Share Counting. The 2025 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of a stock option or to satisfy tax withholding requirements with respect to stock options or stock awards.
O No Stock Option Repricing without Shareholder Approval. The 2025 Plan prohibits stock option repricing, and the cash buyout of underwater stock options, in the absence of shareholder approval.
O No Excise Tax Gross-Up. The 2025 Plan does not provide for any tax gross-ups.
O No Single-Trigger Equity Vesting. The 2025 Plan does not provide for an automatic vesting of equity awards upon a change in control.
O No Evergreen Provision. There is no automatic increase in the shares available for grant in this plan.
▪Limit on Non-Employee Director Awards. The sum of the grant date fair value of all equity-based awards and the maximum amount that may become payable pursuant to all cash-based awards that may be as compensation for services as a non-employee director during any calendar year may not exceed $750,000.
▪Independent plan administrator The Compensation Committee, consisting of independent members of our board of directors, is charged with the administration of the 2025 Plan.
O Clawback. Cash and equity-based awards made under this plan are subject to the Company’s clawback policy.
O Dividend Treatment. The plan prohibits payment of any dividends or dividend equivalents in respect of shares underlying an unvested award before the underlying award vests.

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Summary of the Plan

A summary of the principal provisions of the 2025 Plan is set forth below. The summary is qualified by reference to the full text of the 2025 Plan, which is attached as Appendix B to this Proxy Statement.

Eligibility and Administration

Persons eligible for awards under the 2025 Plan are (i) all employees of the Company and its subsidiaries and affiliates, (ii) non-employee directors and (iii) certain independent contractors. The 2025 Plan is administered by the Compensation Committee of our Board of Directors (or, with respect to awards granted to non-employee directors, our Board of Directors), each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act and other laws, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2025 Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the 2025 Plan, including any vesting and vesting acceleration conditions.

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Shares Available and Limitations on Awards

If our stockholders approve the 2025 Plan, the number of shares available for issuance under the 2025 Plan will be equal to 4,000,000 shares of our common stock. The maximum number of shares that may be issued under the 2025 Plan upon the exercise of ISOs is 4,000,000. The shares issued under the 2025 Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

If all or any part of an award under the 2025 Plan is forfeited, expires, lapses or is terminated, is converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged or settled for cash, surrendered, repurchased, or otherwise terminates without issuance of shares (in whole or in part), in a manner that results in us acquiring the underlying shares at a price not greater than the price paid by the participant for such shares or not issuing the underlying shares, such unused shares subject to the award at such time will be available for future grants under the 2025 Plan. In addition, the following items will not be counted against the shares available for issuance under the 2025 Plan: (i) the payment of dividends or dividend equivalents in cash in conjunction with any outstanding awards; and (ii) shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries, except shares acquired upon the exercise of ISOs will count against the maximum number of shares that may be issued under the 2025 Plan pursuant to the exercise of ISOs.

The following types of shares will not be added back to the shares available for issuance under the 2025 Plan: (i) shares tendered by a participant or withheld by us in payment of the exercise price of an option; (ii) shares tendered by a participant or withheld to satisfy any tax withholding obligation with respect to an award; (iii) shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the SAR on exercise; and (iv) shares purchased on the open market with the cash proceeds from the exercise of options.

In addition, under the 2025 Plan, the sum of the grant date fair value (determined as of the grant date in accordance with applicable financial accounting rules) of all equity-based awards and the maximum amount that may become payable pursuant to all cash-based awards that may be granted to a service provider as compensation for services as a non-employee director during any calendar year may not exceed $750,000.

Awards

The 2025 Plan provides that the plan administrator may grant or issue stock options, including ISOs and nonqualified stock options, or NSOs, SARs, restricted stock, restricted stock units, or RSUs, other stock-based awards, cash-based awards, dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

• Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. The exercise price of a stock option generally will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

• SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will generally not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and the term of a SAR may not be longer than ten years. SARs may be granted in connection with stock options, or separately. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

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• Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. With respect to a restricted stock award, dividends which are paid prior to vesting shall only be paid out to the extent that the vesting conditions are subsequently satisfied and the share of restricted stock vests.

• Other Stock or Cash Based Awards. Other stock-based awards and cash-based awards are awards of fully vested shares of our common stock, cash and/or other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock-based awards and cash-based awards can be granted alone or in addition to any other awards granted under the 2025 Plan. The plan administrator will determine the terms and conditions of other stock-based or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

• Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted in tandem with awards other than stock options or SARs. Dividend equivalents may not be paid on awards granted under the 2025 Plan subject to vesting unless and until such awards have vested.

Any award may be granted as a performance-based award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals. Performance-based awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include but are not limited to: (a) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization (“EBITDA”)); (b) net income before or after taxes; (c) operating income; (d) earnings per Share; (e) book value per Share; (f) return on shareholders’ equity; (g) expense management; (h) return on investment; (i) improvements in capital structure; (j) profitability of an identifiable business unit or product; (k) maintenance or improvement of profit margins; (l) stock price; (m) market share; (n) revenues or sales; (o) costs; (p) cash flow (including, but not limited to, operating cash flow and free cash flow); (q) working capital; (r) return on assets; (s) attainment of objectives relating to store remodels or repair and maintenance; (t) staff training; (u) corporate social responsibility policy implementation; (v) economic value added; (w) debt reduction; (x) completion of acquisitions or divestitures; (y) operating efficiency; (z) sales per square foot; (aa) revenue mix; (bb) capital expenditures versus budgeted expenditures (total, exclusive of IT/Games, or maintenance only); (cc) operating income; (dd) income from franchise units; (ee) unit‑level EBITDA less G&A expenses; (ff) manager’s operating contribution; (gg) regional operating contribution; (hh) profitability of various revenue streams; (ii) cash flow per share (before and after dividends or before and after debt payments); (jj) total shareholder return (relative to industry/peer group and/or absolute); (kk) lease executions; (ll) franchise unit growth; (mm) employee turnover/retention (for entire population or a subset of employee population); (nn) employee satisfaction; (oo) guest satisfaction (overall and/or specific metrics); (pp) guest traffic; (qq) guest loyalty (including but not limited to participation and satisfaction); (rr) attainment of strategic and operational initiatives (MBOs); (ss) marketing/brand awareness scores; (tt) third‑party operational/compliance audits; (uu) balanced scorecard; (vv) culinary product pipeline goals; (ww) guest experience; (xx) inventory turnover; (yy) brand positioning goals; (zz) comparable store sales (aaa) return on invested capital; (bbb) new store openings; (ccc) development pipeline goals; (ddd) attainment of objectives relating to acquisitions or divestitures; (eee) attainment of specified business expansion goals; (fff) expansion of specified programs or initiatives; and (ggg) any other metric as may be determined by the plan administrator.

Certain Transactions

The plan administrator has broad discretion to take action under the 2025 Plan, as well as make adjustments to the number and kind of shares or other property that may be issued under the 2025 Plan or outstanding awards, as well as the terms and conditions of awards under the 2025 Plan, to prevent the dilution or enlargement of intended benefits in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, recapitalizations, reorganizations

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and other corporate transactions. In the event of a corporate transaction, including a change of control (each as defined in the 2025 Plan), the plan administrator may in its discretion provide for: (a) continuation or assumption of outstanding awards under the 2025 Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the plan administrator (contingent upon the consummation of the event), and at the end of such period, such awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the plan administrator and which may be zero) which, in the case of options and SARs or similar awards, if the plan administrator so determines, may equal the excess, if any, of the value of the consideration to be paid in the transaction to holders of the same number of shares subject to such awards (or, if no such consideration is paid, the fair market value of the shares subject to such outstanding awards or portion thereof being cancelled over the aggregate exercise price or grant price, as applicable, with respect to such awards or portion thereof being cancelled (which may be zero)).

In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2025 Plan and outstanding awards.

Amendments; Duration

The plan administrator may amend, alter, suspend, discontinue, or terminate (an “Action”) the 2025 Plan or any portion thereof or any award (or award agreement) thereunder at any time; provided, that no such Action shall be made without shareholder approval (i) if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2025 Plan, (ii) if such Action increases the number of shares available under the 2025 Plan, (iii) if such Action results in a material increase in benefits permitted under the 2025 Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the 2025 Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company) or a change in eligibility requirements under the 2025 Plan, or (iv) for any Action that results in a reduction of the exercise price or grant price of an option or SAR, or cancellation of an option or SAR in exchange for cash, or for other awards, with a lower exercise price or grant price. Further, the written consent of the affected participant is required if such Action would materially diminish the rights of the participant under a previously granted award. However, the plan administrator may amend the Plan, any Award or any award agreement without consent in such manner as it deems necessary to comply with applicable laws, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

No ISOs may be granted pursuant to the 2025 Plan after the tenth anniversary of December 5, 2024, the date our Board of Directors approved the 2025 Plan.

Adjustments, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions.. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, certain beneficiary designations and the laws of descent and distribution, awards under the 2025 Plan are generally non-transferable prior to vesting, and are exercisable only by the participant, unless otherwise determined by the plan administrator. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2025 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, selling shares issuable pursuant to an award on the public market or such other consideration as it deems suitable.

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Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2025 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•Nonqualified Stock Options. If a participant is granted an NSO under the 2025 Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

•Incentive Stock Options. A participant should not recognize taxable income upon grant or exercise of an ISO. However, the excess of the fair market value of the shares of our common stock received upon exercise over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares at the time of exercise over the exercise price (or if less, the amount realized in the disposition over the exercise price), with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•Other Awards. The current federal income tax consequences of other awards authorized under the 2025 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election, in which case ordinary income is recognized on the date of grant in an amount equal to the excess of the fair market value of the shares on the date of grant over the price paid, if any); and restricted stock units, dividend equivalents and other stock-based awards or cash-based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

•Limitation on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. Prior to the TCJA, the deduction limit did not apply to certain “performance-based” compensation which conformed to certain conditions stated under the Code and related regulations. As part of the TCJA, the ability to rely on this qualified “performance-based” compensation exception was eliminated.

•Section 409A of the Code. Certain types of awards under the 2025 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to

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an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2025 Plan and awards granted under the 2025 Plan are generally intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

New Plan Benefits

Other than with respect to annual grants of RSUs to our non-employee directors that will be made on the date of the Annual Meeting and the Contingent Retention Awards (reflected in the table below), all future awards under the 2025 Plan are subject to the discretion of the plan administrator and are not currently determinable, and therefore it is not possible to determine the benefits that will be received in the future by other participants in the 2025 Plan.

Named Executive Officers	Dollar Value ($)(1)	Number of Options (#)	Number of Restricted Stock Units (#)	Number of Performance Stock Units (#)(2)
Kevin M. Sheehan Interim Chief Executive Officer	$1,467,303	—	55,401	20,000
Darin Harper Chief Financial Officer	$514,133	9,085	17,335	—
Antonio Bautista Chief International Development Officer	$391,282	6,056	14,051	—
John B. Mulleady Chief Development Officer	$438,512	7,571	14,963	—
Tony Wehner Chief Operating Officer	$545,581	8,328	19,708	—
All current named executive officers as a group	$3,356,811	31,040	121,458	20,000
All current directors who are not executive officers as a group (3)	$—	—	—	—
All employees who are not named executive officers as a group	$6,061,556	71,870	131,628	107,990
(1)The dollar value included is based on the closing price of a share of common stock on April 21, 2025 of $19.46. However, the actual dollar value of such awards will not be determinable until the effective grant date of such awards.
(2)PSUs are reflected at the “maximum” attainment level for each underlying award.
(3)Each non-employee director serving on our Board will be awarded an award on the date of our Annual Meeting with a grant date value of $150,000 pursuant to our non-employee director compensation policy.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the 2025 Plan.

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DIRECTORS AND CORPORATE GOVERNANCE

Composition and Board Independence
Our Board of Directors currently consists of eight (8) members. Our Board of Directors has affirmatively determined that all of our current directors and the director nominees are independent under our standards as well as the applicable rules of NASDAQ, other than Mr. Sheehan, who is currently serving as our Interim Chief Executive Officer. In addition, our Board of Directors affirmatively determined that each member currently serving on the Audit Committee, Messrs. Dodds and Shah and Ms. Mandel, satisfies the independence requirements for members of an audit committee as set forth in Rule 10A-3(b)(1) of the Exchange Act, and that each member currently serving on the Compensation Committee, Messrs. Chambers and Griffith and Ms. Storms, satisfies the independence requirements for members of a compensation committee under the applicable rules of NASDAQ.

Corporate Governance
The Board of Directors met eight times in fiscal 2024, including regular and special meetings. During this period, no individual director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served.
The Company invites members of the Board of Directors to attend its annual shareholder meeting and requires that they make every effort to attend the Annual Meeting absent an unavoidable and irreconcilable conflict. All directors who were serving in such capacity at the time attended the June 20, 2024 annual meeting of shareholders.
The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The charters for each of these committees are posted on our website at http://ir.daveandbusters.com/corporate-governance.
The Audit Committee, currently comprised of Messrs. Dodds and Shah and Ms. Mandel, and chaired by Mr. Shah, recommends to the Board of Directors the appointment of the Company’s independent auditors, reviews and approves the scope of the annual audits of the Company’s financial statements, provides oversight of our internal control over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the independent auditors, periodically reviews major accounting policies, and oversees the Company’s Compliance Program. The Audit Committee held five meetings during fiscal 2024. The Board of Directors has determined that each member of the Audit Committee is financially literate and qualified as a “audit committee financial expert” under the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.
The Compensation Committee, currently comprised of Messrs. Chambers and Griffith and Ms. Storms, and chaired by Mr. Chambers, reviews the Company’s compensation philosophy and strategy, administers incentive compensation and stock option plans, reviews the Chief Executive Officer’s performance and compensation, reviews recommendations on compensation of other executive officers and board members, and reviews other special compensation matters, such as executive employment agreements. The Compensation Committee held seven meetings during fiscal 2024. The Compensation Committee has engaged FW Cook as its independent compensation consultant.
The Nominating and Corporate Governance Committee, currently comprised of Mss. Mandel and Storms, and Messrs. Griffith, Ross, and Shah, and chaired by Ms. Storms, identifies and recommends the individuals qualified to be nominated for election to the Board of Directors, recommends the member of the Board of Directors qualified to be nominated for election as its Chair, recommends the members and chair for each committee of the Board of Directors, reviews and recommends to the Board matters regarding CEO succession plans, provides oversight concerning the Company’s corporate responsibility and sustainability efforts, periodically reviews and assesses our Corporate Governance Guidelines and Principles and Code of Business Conduct and Ethics and oversees the annual self-evaluation of the performance of the Board of Directors. The Nominating and Corporate Governance Committee held four meetings during fiscal 2024.

Dave & Buster’s Entertainment, Inc.	23

The Finance Committee, currently comprised of Messrs. Chambers, Dodds, Ross, and Sheehan, and chaired by Mr. Dodds, assists the Board of Directors in fulfilling its financial management oversight responsibilities by assessing, overseeing and evaluating from time to time, policies and transactions affecting our financial objectives, reviewing our indebtedness, strategic planning, capital structure objectives, investment programs and policies, periodically auditing major capital expenditures, including real estate acquisitions and new store development, and working with our management and the Compensation Committee on annual operating goals. The Finance Committee met 14 times during fiscal 2024.

The Board’s Role in Risk Oversight
The entire Board of Directors is engaged in risk management oversight. The Board of Directors has not yet established a separate committee to facilitate its risk oversight responsibilities, but will continue to monitor and assess whether such a committee would be appropriate. The Audit Committee assists the Board of Directors in its oversight of risk management and our process established to identify, measure, monitor, and manage risks, in particular, major financial risks. Company management annually updates the Audit Committee on enterprise risk matters. Additionally, in April 2025, the Board of Directors approved a formal Compliance Program and appointed a Chief Compliance Officer, whose charge includes reporting to the Audit Committee on compliance-related matters. The Board of Directors receives regular reports from management, as well as from the Audit Committee, regarding relevant risks and the actions taken by management to adequately address those risks. The Audit Committee also has oversight of the Company’s cybersecurity, information security and technology matters and is provided regular comprehensive updates by Company management on the Company’s information security status, including the results of annual SOX and Payment Card Industry Data Security Standard audits; our leveraging of recognized frameworks and standards, including the National Institute of Standards and Technology Cyber Security Framework, Center for Internet Security Critical Security Controls and the Payment Card Industry Data Security Standards; independent third party assessments of our cyber environment; and our annual team member awareness training.

Succession Planning
Our Corporate Governance Guidelines and Principles require the Board to plan for CEO succession and oversee management development. Pursuant to our Corporate Governance Guidelines and Principles, the Board is actively engaged in long-term executive succession planning, including CEO succession planning.

Board of Directors Leadership Structure
Our Board of Directors does not have a policy requiring the roles of the Chair of the Board and Chief Executive Officer to be filled by separate persons or a policy requiring the Chair of the Board to be a non-employee director. The Board believes that it is in the best interest of the Company and its shareholders for the Board to make a determination on whether to separate or combine the roles of Chair and CEO based upon the Company’s circumstances at any particular point in time, whether the Chair role shall be held by an independent director, and if not, supported by a Lead Independent Director. Mr. Sheehan currently serves as our Interim Chief Executive Officer and Chair of the Board, and Mr. Griffith serves as Lead Independent Director.

As Lead Independent Director, Mr. Griffith’s responsibilities are to (i) convene, chair and determine agendas for executive sessions, and coordinate feedback to the Interim CEO and Chairman of the Board regarding issues discussed in executive sessions; (ii) approve the schedule for Board meetings, agenda items and the Board’s information needs associated with those agenda items, and identify the need for and scope of related presentations; (iii) assist the Board and its committees in the evaluation of senior management (including the Interim CEO) and communicate the results of such evaluation to the CEO; (iv) serve as an information resource for other directors and act as liaison between directors, committee chairs and management; (v) provide advice and counsel to the Interim CEO; (vi) develop and implement, with the Interim CEO/Chairman of the Board and the Nominating and Corporate Governance Committee, the procedures governing the Board’s work; (vii) be available for direct communication with major stockholders if requested and, where appropriate and as directed by the Board, communicate with shareholders, rating agencies, regulators and interested parties; and (viii) speak for the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management.

Dave & Buster’s Entertainment, Inc.	24

The Board believes that, at this time, this leadership structure promotes decisive leadership, fosters clear accountability and enhances our ability to communicate our strategy clearly and consistently to our shareholders, team members and customers. Although the Board believes that this leadership structure is appropriate at this time, the Board also believes that there is no specific leadership structure that best applies to all companies, nor is there one specific leadership structure that would permanently suit our Company. As a result, the decision as to whether to combine or separate the positions of CEO and Chair of the Board may vary from time to time, as conditions and circumstances warrant.

Director Compensation
The Compensation Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry and scope of operations to ensure directors are competitively compensated for their time commitment and responsibilities. Annually, the Compensation Committee reviews a competitive market assessment of director compensation pay levels and program structure, prepared by its independent compensation consultant, and considers any changes to ensure alignment with market practices. We believe a market competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. No changes were made to the fiscal 2024 director cash compensation pay levels; however, the Board approved, based on FW Cook's recommendation, an increase to the annual equity grant value starting in fiscal 2024.
The following table sets forth all compensation earned by our non-employee directors during fiscal 2024 for service on our Board of Directors:

DIRECTOR COMPENSATION TABLE
NAME(1)	FEES EARNED OR PAID IN CASH ($)(2)	STOCK AWARDS ($)(3)	TOTAL ($)
James P. Chambers	$105,000	$145,218	$250,218
Hamish A. Dodds	$105,000	$145,218	$250,218
Michael J. Griffith	$95,000	$145,218	$240,218
Gail Mandel	$95,000	$145,218	$240,218
Scott Ross (4)	$1,566	$—	$1,566
Atish Shah	$110,000	$145,218	$255,218
Kevin M. Sheehan	$210,000	$145,218	$355,218
Jennifer Storms	$105,000	$145,218	$250,218
(1)Mr. Morris resigned from his position as Chief Executive Officer effective December 10, 2024. Mr. Morris is omitted from this table because he was an employee director and as such did not receive compensation for his service on our Board of Directors. Mr. Morris' compensation is reflected in the Summary Compensation Table of this Proxy Statement.
(2)The amounts shown in this column represent the cash fees earned by and, unless deferred, paid to each director. Pursuant to the Director Deferred Compensation Plan, each non-employee director has the option to defer the distribution of all or a portion of their cash fees. Fees deferred will be distributed upon death or disability of the director or over a period not to exceed five years, as elected by the director, following the date he or she leaves the Board of Directors. Mr. Chambers and Ms. Storms were the only directors to defer 100% of their cash fees.
(3)The amounts shown in this column represent the aggregate grant date fair values of the restricted stock units awarded on April 24, 2024. The amounts above were calculated based on the closing share price on the date of grant. However, the number of underlying shares was calculated based on the closing share price on the date of approval of the awards. Each restricted stock unit vests one year after the award date. Pursuant to the Director Deferred Compensation Plan, each non-employee director has the option to defer the distribution of all or a portion of his or her restricted stock unit award. Units deferred will be distributed upon death or disability of the director or over a period not to exceed five years, as elected by the director, following the date he or she leaves the Board of Directors. Mr. Chambers, Ms. Mandel and Ms. Storms deferred 100% of their 2024 restricted stock unit awards.
(4)Mr. Ross was appointed to the Board of Directors effective January 30, 2025. He was paid prorated fees of $1,566 related to fiscal 2024 in March 2025.

Dave & Buster’s Entertainment, Inc.	25

Directors’ Outstanding Equity Awards at 2024 Fiscal Year End

NAME	Number of Securities Underlying Unvested Stock Awards	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James P. Chambers(1)	2,723	—	—	—	n/a
Hamish A. Dodds(1)	2,723	—	—	—	n/a
Michael J. Griffith	2,723	4,545	—	$39.10	4/7/2026
Gail Mandel(1)	2,723	—	—	—	n/a
Scott Ross(2)	—	—	—	—	n/a
Atish Shah(1)	2,723	—	—	—	n/a
Kevin M. Sheehan(3)	17,771	5,203	—	$31.71	4/9/2025
		4,545		$39.10	4/7/2026
Jennifer Storms	2,723	4,224	—	$41.60	4/14/2026
(1)Messrs. Chambers, Dodds and Shah and Ms. Mandel do not hold any stock options.
(2)Mr. Ross was appointed to the Board after the award grant date for fiscal 2024 and did not have any outstanding equity awards at the end of fiscal 2024.
(3)In addition to 2,723 unvested restricted stock units granted in fiscal 2024 for service as a board member, Mr. Sheehan holds 15,048 unvested restricted stock units granted to him on April 18, 2022 while serving as Interim CEO for the Company in fiscal 2022.
In addition to reimbursement for out-of-pocket expenses incurred in connection with their Board service, our non-employee Board members receive an annual stipend, chair and committee member fees and equity grant for serving as members of our Board of Directors. The following table sets out the stipend, fees and equity grant for non-employee directors for fiscal 2024:
Fiscal 2024 Annual Director Compensation

Stipend	Equity Grant Value(1)	Board Chair Fee	Lead Independent Director Fee(2)	Audit Committee Chair Fee	Compensation Committee Chair Fee	Finance Committee Chair Fee	Nominating and Corporate Governance Committee Chair Fee	Non-chair Member of any standing Committee Fee
$75,000	$150,000	$75,000	$50,000	$25,000	$20,000	$20,000	$20,000	$10,000
(1)Actual number of restricted stock units is determined based on the closing stock price on the day of grant.
(2)Lead Independent Director Fee is paid to the independent Chair of the Board, and if the Chair is not independent, then it is paid to the independent director designated as Lead Independent Director.
All cash fees are paid in quarterly installments, and the equity grant is made in the first quarter of each fiscal year. The Compensation Committee reviews the compensation to non-employee directors on a biennial basis utilizing input from FW Cook.

Director Stock Ownership Guidelines
The Company has a stock ownership requirement for non-employee directors to align the interests of its non- employee directors with the interests of the shareholders and to further promote the Company’s commitment to sound corporate governance. Under this requirement, a non-employee director must own shares of the Company’s stock with a fair market value equal to five (5) times the director’s annual cash retainer. Each non-employee director has five (5) years from the date of initial appointment or election to the Board to meet this requirement. If at time of measurement, a director is not in compliance with this guideline, the director is prohibited from selling 50% of any new equity award issued to them (net of taxes) until such time as they come into compliance.

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Mr. Sheehan, as an interim employee director, is governed by the stock ownership guidelines for executive officers. These guidelines are detailed under Stock Ownership Guidelines elsewhere in the Executive Compensation section of this Proxy Statement.

Policy Regarding Shareholder Recommendations for Director Candidates
The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner it considers other candidates, as described below. Shareholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee must submit a recommendation in compliance with the advance notice procedures in the Company’s bylaws, which are described under Shareholder Proposals elsewhere in this Proxy Statement.

Director Qualifications
The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:
•demonstrated business acumen and leadership, and high levels of accomplishment;
•ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;
•commitment to understand the Company and its business, industry and strategic objectives;
•integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;
•ability to read and understand financial statements and other financial information pertaining to the Company;
•commitment to enhancing shareholder value; and
•willingness to act in the long-term interest of all shareholders.
In the context of the Board’s existing composition, other requirements (such as prior Board experience, restaurant, hospitality, gaming, sports-related marketing and branding, or retail industry experience, or relevant senior level experience in finance, accounting, sales and marketing, organizational development, information technology, or public relations) that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered. The Committee also considers diversity of occupational, demographic and personal backgrounds in evaluating candidates for the Board and in connection with its periodic evaluation of the Board’s composition.

Current Nominations
The Nominating and Corporate Governance Committee conducted an evaluation and assessment of all of the current directors for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating and Corporate Governance Committee recommended that Messrs. Chambers, Dodds, Lipman, Ross, Shah, Sheehan and Weiss be nominated for election to the Board of Directors. The Board accepted the recommendations and nominated such persons. The Nominating and Corporate Governance Committee did not receive any recommendations from shareholders proposing candidates for election to the Board at the Annual Meeting.

Code of Business Conduct and Ethics and Whistleblower Policy
The Code of Business Conduct and Ethics applies to our directors, officers and other employees and is available on our website at http://ir.daveandbusters.com/corporate-governance. We intend to post any legally required disclosures regarding amendments to, or waivers of, our Code of Business Conduct and Ethics on this website. In fiscal 2024, we did not post any material amendments to or waivers of the Code of Business Conduct and Ethics on our website. In addition, our Whistleblower Policy is available on our website at http://ir.daveandbusters.com/corporate-governance.

Dave & Buster’s Entertainment, Inc.	27

Compensation Committee Interlocks and Insider Participation
During fiscal 2024, the members of our Compensation Committee were Mr. Chambers, Mr. Griffith, and Ms. Storms. None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer. None of the persons who served on the Compensation Committee during 2024 is or has been an officer or employee of the Company, and none had any relationship with the Company or any of its subsidiaries during fiscal 2024 that would be required to be disclosed as a transaction with a related person.

Communications with the Board of Directors
If shareholders wish to communicate with the Board of Directors or with an individual director, they may direct such communications in care of the Chief Legal Officer, 1221 S. Belt Line Road, #500, Coppell, Texas 75019. The communication must be clearly addressed to the Board of Directors or to a specific director. The Board of Directors has instructed the Chief Legal Officer to review and forward any such correspondence to the appropriate person or persons for response.

Insider Trading Policy
We have an insider trading policy governing the purchase, sale and disposition of our securities by our directors, officers key leaders and employees, as well as their respective immediate family members. Such persons are also generally prohibited from engaging in speculative trading, such as trading on a short-term basis (purchasing stock on margin, pledging stock as collateral for loans, short selling stock and hedging transactions (such as trading in derivative securities relating to the Company’s securities). The insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq listing standards. While the Company is not subject to the insider trading policy, it does not trade in its securities when it is in possession of material nonpublic information other than pursuant to previously adopted Rule 10b5-1 trading arrangements.

Arrangements and Family Relationships
On December 18, 2020, we entered into a cooperation agreement with Mr. Chambers and Hill Path Capital LP (“Hill Path”), pursuant to which we agreed to appoint Mr. Chambers to the Board and the Audit Committee, Finance Committee and Compensation Committee, effective December 22, 2020. The cooperation agreement was amended and restated on July 11, 2022 (the “A&R Cooperation Agreement”).
On January 30, 2025, we entered into a letter agreement (the “Letter Agreement”) with Messrs. Chambers and Ross and Hill Path. Pursuant to the Letter Agreement, we agreed to (i) appoint Mr. Ross to the Board, effective January 30, 2025, (ii) nominate Messrs. Ross and Chambers (the “Hill Path Designees”) for election to the Board at the Annual Meeting, and (iii) use our reasonable best efforts to cause the election of the Hill Path Designees to the Board at the Annual Meeting, consistent with our efforts to elect other Company nominees. Concurrently with the appointment of Mr. Ross to the Board, we also agreed to appoint Mr. Ross to the Nominating and Corporate Governance Committee and Finance Committee.

Dave & Buster’s Entertainment, Inc.	28

Under the Letter Agreement, Hill Path agreed to vote its shares at the Annual Meeting (i) in favor of the Company’s director nominees and (ii) in a manner consistent with the recommendations of the Board with respect to the approval of other proposals being presented at the Annual Meeting. In connection with the foregoing, until the end of the Annual Meeting, Hill Path agreed not to transfer any voting rights in respect of any of its shares unless and until it transfers beneficial ownership of such shares.

Pursuant to the Letter Agreement and the A&R Cooperation Agreement, Hill Path has agreed to various standstill provisions for the duration of a restricted period (as defined in the Letter Agreement and the A&R Cooperation Agreement), including, among other things and subject to certain exceptions, that it will not, and will cause its affiliates to not (i) engage or participate in any solicitation of proxies with respect to the securities of the Company, (ii) acquire more than 20% of the outstanding securities of the Company, (iii) make or be the proponent of any shareholder proposal, (iv) seek Board representation other than as provided in the Cooperation Agreement or (v) influence third parties with respect to the voting or disposition of the securities of the Company.

Other than the Letter Agreement and the A&R Cooperation Agreement, there are no arrangements or understandings between any director and any other person pursuant to which he or she was selected as a director or nominee. There are no family relationships between or among any of our directors, director nominees or executive officers.

Dave & Buster’s Entertainment, Inc.	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the ownership of our common stock by (a) all persons known by us to beneficially own more than 5% of our common stock, (b) each current director, (c) the named executive officers, and (d) all current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 34,528,522 shares of our common stock outstanding as of April 21, 2025, unless otherwise indicated in the footnotes below. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person, but have not deemed such shares to be outstanding for the purposes of computing the percentage ownership for any other person. Unless otherwise noted, the address of each beneficial owner is c/o Dave & Buster’s Entertainment, Inc., 1221 S. Belt Line Road, #500, Coppell, Texas 75019.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned as of April 21, 2025	Percent
5% Shareholders
Hill Path Capital LP(1) 150 East 58th Street, 32nd Floor New York, NY 10155	7,119,255	20.57%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	5,332,323	15.41%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	4,412,548	12.75%
Eminence Capital, LP(4) 399 Park Avenue, 25th Floor New York, NY 10022	3,710,359	10.72%
Non-employee Directors and Director Nominees
James P. Chambers	12,216	*
Hamish A. Dodds	39,456	*
Michael J. Griffith(5)	58,814	*
Nathaniel J. Lipman	—	*
Gail Mandel	8,775	*
Scott Ross	—	*
Atish Shah	11,643	*
Jennifer Storms(6)	35,062	*
Allen R. Weiss	—	*
Named Executive Officers(7)		*
Kevin M. Sheehan(8)	143,556	*
Chris Morris(9)	83,847	*
John B. Mulleady(10)	76,906	*
Michael Quartieri(11)	42,659	*
Darin Harper(12)	35,738	*
Antonio Bautista(13)	37,802	*
Tony Wehner(14)	47,879	*
All Executive Officers and Directors as a Group (15 Persons)(15)	697,534	2.02%
*Less than 1%.

Dave & Buster’s Entertainment, Inc.	30

(1)Based on information contained in Schedule 13D/A dated April 7, 2025, filed on April 9, 2025 The Schedule 13D/A reported that Hill Path Capital Partners LP (“HPCP”), Hill Path Capital Partners II LP (“HCCP-II”), Hill Path Capital Co-Investment Partners LP (“HPCCP”), Hill Path D Fund LP, Hill Path G Fund LP, Hill Path J Fund LP, Hill Path Capital Partners GP LLC, Hill Path Capital Partners II GP LLC, Hill Path Investment Holdings LLC, Hill Path Investment Holdings II LLC, Hill Path Capital LP, Hill Path Holdings LLC, HP D GP LLC, HP G GP LLC, HP J GP LLC, and Scott I. Ross are collectively the “HP Reporting Persons” thereunder. The HP Reporting Persons owned and had sole voting and dispositive power over 7,119,255 shares of common stock, including 2,095,246 shares of common stock held directly by HPCP, 2,869,527 shares of common stock held directly by HPCP-II, and 53,231 shares of common stock held by HPCCP, and no shared voting or dispositive power over shares of common stock.
(2)Based on information contained in Schedule 13G/A dated December 31, 2023, filed on January 23, 2024. The Schedule 13G/A reported that BlackRock, Inc. owned and had sole dispositive power over 5,332,323 shares of common stock and had sole voting power over 5,288,113 shares of common stock.
(3)Based on information contained in Schedule 13G/A dated December 29, 2023, filed on February 13, 2024. The Schedule 13G/ A reported that The Vanguard Group owned and had sole dispositive power over 4,311,693 shares of common stock, sole voting power over no shares of common stock, shared voting power over 66,246 shares of common stock and shared dispositive power over 100,855 shares of common stock.
(4)Based on information contained in Schedule 13G dated September 30, 2024, filed on November 14, 2024. The Schedule 13G reported that Eminence Capital, LP, owned and had shared dispositive power over 3,710,359 and shared voting power over 3,710,359 shares of common stock.
(5)Shares reflected in the table include 31,776 shares owned by Mr. Griffith and 17,948 shares owned by The 2014 Griffith Family Trust dated October 20, 2014 (the “Family Trust”). Currently, Mr. Griffith has sole voting and investment power over all of the shares owned by the Family Trust. Shares reflected in the table also include 4,545 shares issuable pursuant to outstanding stock options held by Mr. Griffith, all of which are fully vested.
(6)Shares reflected in the table include 4,224 shares issuable pursuant to outstanding stock options held by Ms. Storms, all of which are fully vested.
(7)In addition to Mr. Sheehan who also serves as a director.
(8)Shares reflected in the table include 39,011 shares owned by Mr. Sheehan and 100,000 shares held in a guarantor retained annuity trust but do not include 69,025 shares owned by a family limited liability company (the "Family LLC"). Currently, Mr. Sheehan has no sole or shared voting and investment power in any of the shares in the Family LLC as an irrevocable trust is the managing member of the Family LLC. Shares reflected in the table also include 4,545 shares issuable pursuant to outstanding stock options held by Mr. Sheehan, all of which are fully vested.
(9)Mr. Morris resigned from his position as Chief Executive Officer during fiscal 2024. The reported beneficial ownership amounts are based on the Company’s records and the information contained in the last Form 4/A filed on behalf of Mr. Morris on November 5, 2024.
(10)Shares reflected in the table include 25,723 shares issuable pursuant to outstanding stock options held by Mr. Mulleady that are exercisable within 60 days of April 21, 2025.
(11)Mr. Quartieri retired from his position as Chief Financial Officer during fiscal 2024. The reported beneficial ownership amounts are based on the Company’s records and the information contained in the last Form 4 filed on behalf of Mr. Quartieri on April 25, 2024.
(12)Mr. Harper does not have any shares issuable pursuant to outstanding stock options held that are exercisable within 60 days of April 21, 2025.
(13)Shares reflected in the table include 12,156 shares issuable pursuant to outstanding stock options held by Mr. Bautista that are exercisable within 60 days of April 21, 2025.
(14)Shares reflected in the table include 14,939 shares issuable pursuant to outstanding stock options held by Mr. Wehner that are exercisable within 60 days of April 21, 2025.
(15)Shares reflected in the table include a total of 81,871 shares issuable pursuant to outstanding stock options held by our Executive Officers and Directors as a group that are exercisable within 60 days of April 21, 2025.

Dave & Buster’s Entertainment, Inc.	31

EXECUTIVE OFFICERS
We are furnishing below certain biographical information about our executive officers. Please see Proposal No. 1 — Election of Directors for biographical information about Kevin M. Sheehan, our Interim Chief Executive Officer.

Antonio Bautista	Darin Harper
Dave & Buster’s Since: 2022	Dave & Buster’s Since: 2024
Age: 60	Age: 50
Food & Beverage Experience: 32 yrs	Food & Beverage Experience: 18 yrs
Retail and late-night entertainment: 27 yrs	Entertainment Experience: 13 yrs
Entertainment (arcade based) Experience: 3 yrs
Current Position:	Current Position:
–Chief International Development Officer since July 2022	–Chief Financial Officer since June 2024

Prior Business Experience:	Prior Business Experience:
–Dave & Buster's Entertainment, Inc.:
•SVP and Head of International Development (Jan 2022-July 2022)
–ALBP Global Hospitality Solutions, a consulting company supporting global hospitality companies:
•CEO (Sept 2020-Dec 2021)
–Fogo De Chao, Inc., an international chain of rodizio-style Brazilian steakhouse restaurants:
•COO (July 2019-July 2020)
–Hard Rock International:
•Various positions including SVP of cafe and retail operations and SVP of franchise development and operations (Dec 2010-June 2019)
–Gourmet Gulf LLC, a UAE-based food and beverage company:
•President and COO (2007-2010)
–Hard Rock International:
•Various positions including Director of Franchise Development and Operations and General Manager (1994-2007)

–World Choice Investments, LLC, a leading operator of large themed, family entertainment attractions:
• Chief Financial Officer (May 2023-Jun. 2024)
–Dave & Buster’s Entertainment, Inc.:
•Transitional Chief Financial Officer (Jul-Dec. 2022)
–Main Event Entertainment, Inc.:
•EVP and Chief Financial Officer (Mar. 2017-Jun. 2022)
–Ardent Leisure, then Main Event’s parent company:
•Group Chief Financial Officer (Jun. 2018-Jun. 2022)
–On the Border Mexican Grill & Cantina, a family dining concept:
•Chief Financial Officer (Aug. 2014-Mar. 2017)
•VP Finance (Oct. 2011-Aug. 2014)
–CEC Entertainment, Inc., a dining and family entertainment enterprise:
•Principal Accounting Officer (2007-2011)

Education: –BBA Accounting, Evangel University

Dave & Buster’s Entertainment, Inc.	32

Humera Kassem	Steve Klohn
Dave & Buster’s Since: 2023	Dave & Buster’s Since: 2022
Age: 49	Age: 51
Food & Beverage Experience: 5 yrs	Food & Beverage Experience: 11 yrs
Entertainment Experience: 1 yr	Entertainment Experience: 9 yrs

Current Position:	Current Position:
–Chief People Officer since December 2023	–Chief Information Officer July 2022-Sept 2024; Dec 2024 to present

Prior Business Experience:	Prior Business Experience:
–Sabio, Inc., an advertising technology company:
•Chief People Officer (Jan. 2023-Nov. 2023)
–Kassem Consulting, a Human Resources Consulting firm:
•Owner & Executive HR Consultant (Jan. 2019-Dec. 2023)
–Jamba Juice, a quick service restaurant and juice bar company:
• Chief Human Resources Officer (Aug. 2017–Oct. 2018)
– Good Smoke, a restaurant holding company for Jim N’ Nicks BBQ and Dinosaur BBQ:
• Chief People Officer (May 2016–Jun. 2017)
–Mr. Cooper, a mortgage company:
•Vice President, Human Resources (2013–2016)
–J.C. Penney Corporation, Inc., a retail department store:
•Director of Human Resources, (2006–2013)
–GE Commercial Finance, a finance company:
•Human Resource Generalist (2004–2006)
–Delta Airlines, an international airline:
•Human Resources Advisor (2002–2004)
–The Coca-Cola Company, a beverages and bottling company:
•Human Resources Administrator (1996–2002)

–Legends, a food, beverage, merchandise, retail, and stadium operations corporation:
•Chief Technology Officer (Sept 2024-Dec 2024)
–Main Event Entertainment, Inc., an American chain of family entertainment centers:
•Chief Information Officer (Sept 2016-July 2022)
–Intelemedia Communications, Inc., a telecommunications service provider:
•CIO Consultant (2012-2016)
–Brinker International, Inc., an American multinational casual dining company owning Chili's Grill & Bar and Maggiano's Little Italy:
•Various positions including Chief Technology Officer (2014-2016)
–RealPage, Inc., an American multinational software company focused on property management solutions:
•SVP (2011-2014)
–J.C. Penney Corporation, Inc., a retail department store:
•Various technology related positions (2000-2011)

Education: –B.A., Communications, University of Southern California –M.A., Organization Management, Dallas Baptist Univ.	Education: –BAAS, Public Affairs and Community Service, Univ. of North Texas

Dave & Buster’s Entertainment, Inc.	33

Les Lehner	John Mulleady
Dave & Buster’s Since: 2022	Dave & Buster’s Since: 2012
Age: 53	Age: 64
Food & Beverage Experience: 25 yrs	Food & Beverage Experience: 12 yrs
Entertainment Experience: 20 yrs	Entertainment Experience: 12 yrs

Current Position:	Current Position:
–Chief Procurement Officer and Head of Main Event Development since July 2022	–Chief Development Officer since July 2022.

Prior Business Experience:	Prior Business Experience:
–Main Event Entertainment, Inc.:
• EVP, Chief Development and Procurement Officer (Apr 2018-July 2022)
–Red Robin Gourmet Burgers, Inc., an American casual dining chain:
• SVP, Chief Development and Procurement Officer (2015-2018)
–CEC Entertainment, Inc., a dining and family entertainment enterprise:
•Various positions, including SVP, Development and Procurement (2000-2015)

–Dave & Buster's Entertainment, Inc.:
•Senior Vice President of Real Estate and Development (Apr 2012-July 2022)
–BJ’s Wholesale Club, a leading operator of warehouse clubs in the eastern United States:
•SVP, Director of Real Estate (2008-2012)
–Circuit City Stores, Inc., a consumer electronics retailer:
•VP of Real Estate (2006-2008)
–The Home Depot, Inc., the world's largest home improvement retailer:
•Director of Construction (1999-2006)

Education: –BAA Finance, Angelo State University –MBA Finance, University of North Texas	Education: –B.S. Civil Engineering and B.S. Management Engineering, University of the Pacific –M.S. Construction Management, University of California, Berkeley

Dave & Buster’s Entertainment, Inc.	34

Rodolfo Rodriguez, Jr.	Megan Tobin
Dave & Buster's Since: 2025	Dave & Buster's Since: 2023
Age: 58	Age: 39
Food & Beverage Experience: 9 yrs	Food & Beverage Experience: 10 yrs
Entertainment Experience: 9 yrs	Entertainment Experience: 10 yrs

Current Position:	Current Position:
– Chief Legal Officer and Corporate Secretary since Jan 2025	–Chief Marketing Officer since Dec 2023

Prior Business Experience:	Prior Business Experience:
–CEC Entertainment, LLC / CEC Entertainment, Inc., a restaurant and family entertainment enterprise:
• EVP, Chief Legal & Human Resources Officer (Mar 2018-Nov 2023)
• SVP, General Counsel (Nov 2014-Mar 2018)
– JC Penney Corporation, Inc., a retail department store:
• Senior Counsel (Oct 2012-Nov 2014)
– Gruber Hurst Johansen Hail Shank, LLP, a Dallas, TX law firm:
• Partner (2006-2012)
– Godwin Pappas, Langley & Ronquillo LLP / Godwin Gruber, LLP, a Dallas, TX law firm:
• Partner (2004-2006)
• Participating Associate (2003-2004)
– American Eagle Airlines, Inc., a regional airline:
• VP, General Counsel (2000-2003)
– American Airlines, Inc., an international airline:
• Attorney-Litigation (1997-2000)
− Locke Purnell Rain Harrell, PC, a Dallas, TX law firm:
• Associate (1991-1997)

–LTK, a global technology company empowering lifestyle Creators to be a brands' power partner:
•Head of Marketing (Mar 2021-Dec 2023)
–MGM Resorts International, an American global hospitality and entertainment company operating destination casinos and resorts:
•Corporate Vice President of Media, Brand Marketing (Jul 2015-Mar 2021)
–R&R Partners, an American advertising, marketing, public relations and public affairs firm:
•Head of Media & Digital Marketing (2013-2015)
–MGM Resorts International:
•Director of Digital Marketing & Media (2007-2013)

Education: –B.A. Political Science, Texas A&M University –J.D., Harvard Law School	Education: –B.A. English, University of Nevada-Las Vegas

Dave & Buster’s Entertainment, Inc.	35

Tony Wehner
Dave & Buster’s Since: 2022
Age: 57
Food & Beverage Experience: 28 yrs
Entertainment Experience: 5 yrs

Current Position:
–Chief Operating Officer since July 2022
–Chief Operating Officer since July 2022
Prior Business Experience:
–Main Event Entertainment, Inc.:
•Chief Operating Officer (Jan 2021-July 2022)
–BigShots Golf, a golf-oriented entertainment brand:
•Chief Executive Officer (Jan 2020-Jan 2021)
–Bar Louie, an American gastropub chain:
•Chief Operations Officer (2017-Jan 2020)
–Logan's Roadhouse, an American steakhouse restaurant chain:
•SVP Operations (2016-2017)
–On The Border Mexican Grill & Cantina:
•Various operations positions including SVP of Operations (2010-2015)
–Brinker International, Inc.:
•Various operations positions for Chili's Grill & Bar and On The Border Mexican Grill & Cantina brand (1997-2010)

–Main Event Entertainment, Inc.:
•Chief Operating Officer (Jan 2021-July 2022)
–BigShots Golf, a golf-oriented entertainment brand:
•Chief Executive Officer (Jan 2020-Jan 2021)
–Bar Louie, an American gastropub chain:
•Chief Operations Officer (2017-Jan 2020)
–Logan's Roadhouse, an American steakhouse restaurant chain:
•SVP Operations (2016-2017)
–On The Border Mexican Grill & Cantina:
•Various operations positions including SVP of Operations (2010-2015)
–Brinker International, Inc.:
•Various operations positions for Chili's Grill & Bar and On The Border Mexican Grill & Cantina brand (1997-2010)

Dave & Buster’s Entertainment, Inc.	36

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis	Executive Compensation Quick Navigation
The Compensation Committee of our Board of Directors is responsible for establishing our executive compensation philosophy and ensuring that each element of our executive compensation program is intended to encourage high levels of performance and positions the Company for growth. The Compensation Committee strives to ensure our executive compensation program is fair, competitive and closely aligns the interests of our executive officers with both the Company’s short- and long-term business objectives and the interests of our shareholders. Through a strategic combination of base pay, cash-based short-term incentive plans, and an equity-based long-term incentive plan, our Compensation Committee aims to reward executive officers for meeting certain strategic objectives and increasing shareholder value.	•Compensation Discussion and Analysis	P. 37
	•Compensation Practices	P. 39
	• Elements of Compensation	P. 41
	•Stock Ownership Guidelines	P. 47
	•2024 Summary Compensation Table	P. 49
	•Pay vs. Performance Disclosure	P. 55
	•Employment Agreements and Other Arrangements	P. 59
	•Potential Payments Upon Termination or Change-in-Control	P. 59
This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2024. The discussion focuses on our compensation programs and compensation-related decisions for fiscal 2024 and addresses why we believe our compensation program supports our business strategy and operational plans. For fiscal 2024, our NEOs were:
•Chris Morris — Former Chief Executive Officer(1)
•Kevin M. Sheehan — Interim Chief Executive Officer(2)
•Michael Quartieri — Former Chief Financial Officer(3)
•Darin Harper — Chief Financial Officer(4)
•Antonio Bautista — Chief International Development Officer
•John B. Mulleady — Chief Development Officer
•Tony Wehner — Chief Operating Officer
    (1) Mr. Morris resigned from his position as Chief Executive Officer effective on December 10, 2024.
(2) Mr. Sheehan was appointed Interim Chief Executive Officer effective on December 10, 2024.
(3) Mr. Quartieri retired from his position as Chief Financial Officer on June 16, 2024.
(4) Mr. Harper was appointed as Chief Financial Officer on June 17, 2024.
Business, Strategy and Performance Highlights for Fiscal 2024
Please see the highlights for fiscal 2024 set forth on page 4 of the Summary section of this Proxy Statement. We note that Adjusted EBITDA is a non-GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). See “Appendix A - Supplemental Financial Information” for more information about these non-GAAP financial measures and for a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures.
Compensation Philosophy and Overall Objectives of Executive Compensation Programs
Our executive compensation philosophy is based upon three core values: pay for performance, market-competitive pay and sustained shareholder value creation.
Pay for Performance—This is intended to align the interests of executive officers with the interests of our shareholders. Compensation is tied directly to delivering both annual and long-term value creation to our shareholders. Annual incentives focus on efficient and productive operation of the business, while long-term incentives focus on value creation of the enterprise. In addition, we put greater emphasis on the longer-term aspects of the compensation package to help ensure that all actions of management contribute to multi-year value creation.

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Market-Competitive Pay—In setting compensation for our executive officers, including our NEOs, the Compensation Committee considers competitive compensation data from an annual total compensation study of a selected peer group of restaurant and entertainment companies of comparable size and business models as well as other relevant survey sources. These sources inform the Compensation Committee’s decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels, including input from an independent compensation consultant. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit, and individual performance; scope of responsibility; critical needs and skill sets; experience; leadership potential; and succession planning. Consistent with our pay for performance core values, compensation above target levels is achieved through above-target performance against our annual and long-term incentive goals.
Sustained Shareholder Value Creation—All of our compensation plans are designed to increase the value we deliver to our shareholders through the selection of proper business performance metrics, the leverage built into the plans for performance achievement and the proper governance of the plans throughout the year by our Compensation Committee. We believe that profitable growth of our enterprise is primary while simultaneously reinforcing an ethical and performance-based culture. Our Compensation Committee approves all goals and awards in advance and monitors progress on their achievement throughout the year. In the long-term incentive program implemented pursuant to the 2014 Plan, we used a series of vehicles that are intended to reinforce this commitment to sustained shareholder value creation. We have followed the same principles in the 2025 Plan being presented to our shareholders for approval at the Annual Meeting, and which is intended to replace the 2014 Plan (which expired in October 2024). Currently, these vehicles are stock options, time-based restricted stock units and performance-based stock units. The Compensation Committee determines annually the appropriate use and weighting of each vehicle.
Through this combination of vehicles and the design of our programs, we strive to achieve continuous improvement, growth and profitability are achieved while effectively managing any undue risk elements.
Our compensation philosophy guides us in our annual review of compensation and the assessment of the right pay for performance relationship. It also ensures that when strong performance is achieved, that performance is appropriately rewarded. Our Compensation Committee annually reviews this philosophy and our compensation plans to ensure they are continuing to meet their stated goals and objectives. If they are not, changes are made to reestablish the right alignment.
In sum, this philosophy is intended to ensure that shareholders see a return on their investment in our Company and that we are getting the right return on our leadership compensation investment.

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Compensation Practices
The following list summarizes executive compensation practices that we have to drive performance as well as executive compensation practices that we avoid because we do not believe they serve the long-term interests of our shareholders.

What We Do

✓Set stock ownership guidelines for executives and directors
✓Review tally sheets for executives
✓Disclose performance goals for incentive payments
✓Set maximum payout caps on our annual and long- term incentives
✓Limit perquisites and other benefits, and do not include income tax gross-ups (except for relocation expenses)
✓Subject all variable pay to a compensation recovery clawback policy
✓Have double-trigger change of control agreements
✓Independent Compensation Committee advised by an independent compensation consultant
✓Enforce strict insider trading policies and black-out periods for executives and directors

What We Do Not Do
xNo hedging or pledging of our stock by executives or directors
xNo dividends or dividend equivalents paid on unearned awards
xNo excise tax gross-ups to any executive
xNo repricing or cash buyout of underwater stock options
xNo excessive perquisites
x No incentives that encourage risk-taking

Shareholder Say-on-Pay Vote for 2024 and Compensation Actions Taken
Our investors supported these pay actions, with 95% of the votes cast voting in support of the compensation paid to our named executive officers at our 2024 annual meeting of shareholders. The positive result of this vote is one of the many factors our Compensation Committee considers in evaluating our executive compensation program.
Procedures for Determining Compensation
By a delegation of authority from the Board of Directors, our Compensation Committee has the overall responsibility for designing and evaluating the salaries, incentive plan compensation, policies and programs for our executive officers, including the NEOs. The Compensation Committee relies on input from an independent compensation consultant and the experience of members of the Compensation Committee to guide its compensation decisions, including compensation decisions for our NEOs. In addition, the Compensation Committee relies on input from our Chief Executive Officer regarding an executive officer’s individual performance (other than himself) and an analysis of our corporate performance.
The compensation of our executive officers typically consists primarily of four major components:
•base salary;
•annual incentive awards;
•long-term incentive awards; and
•other benefits.
Each of these components is discussed in detail in Elements of Compensation below.
When making compensation decisions, the Compensation Committee considers, among other things:
•the Company’s short- and long-term performance relative to financial and strategic targets;
•the executive officer’s prior experience and sustained individual performance;
•the significance of the executive officer’s contributions to the ongoing success of the Company;

Dave & Buster’s Entertainment, Inc.	39

•the scope of the executive officer’s responsibilities;
•the future value the executive officer is expected to bring to the Company; and
•the results of benchmarking studies, which illustrate the value of the executive officer’s total compensation package relative to others in the industries with which we compete for talent.
While the Compensation Committee does not establish compensation levels solely based on a review of benchmarking studies or benchmark to any particular level, it believes such data is a useful tool in its deliberations and setting of competitive compensation policies. Annually, the Compensation Committee engages a compensation consulting firm to conduct a benchmarking study of executive compensation programs and non-employee board members, provide analysis and advice regarding plan design for short- and long-term incentive plans, and provide analysis and advice concerning trends and regulatory developments in executive compensation.In fiscal 2024, the Company’s independent compensation consultant, FW Cook, evaluated our market competitiveness against (a) a custom peer group and (b) a robust industry-specific survey of restaurant and hospitality companies. The peer group against which we compared ourselves includes (i) casual dining restaurants that offer an “experience”; (ii) casual dining concepts with which we compete for leadership talent; (iii) companies that focus on entertainment, including casino and gaming companies; (iv) hotels, resorts and cruise lines; and (v) leisure facilities. At the time of comparison, the peer group companies in aggregate had a restaurant/entertainment mix similar to our income mix:(1)

Bally's Entertainment	The Cheesecake Factory Incorporated	Red Rock Resorts, Inc.
BJ’s Restaurants, Inc.	Churchill Downs Incorporated	Six Flags
Bloomin’ Brands	Cinemark Holdings, Inc.	Texas Roadhouse, Inc.
Lucky Strike Entertainment	Cracker Barrel Old Country Store, Inc.	Topgolf Callaway Brands Corp.
Brinker International, Inc.	Dine Brands Global, Inc.	United Parks & Resorts, Inc.
Cedar Fair, L.P.	Golden Entertainment	Vail Resorts, Inc.
(1) Companies that were included in our peer group in fiscal 2023 but removed in fiscal 2024 are Jack in the Box, SeaWorld Entertainment, Inc. (now known as United Parks & Resorts), and Shake Shack. Companies that were not included in the peer group in fiscal 2023 but are now included are Bally’s Entertainment, Red Rock Resorts, Inc., Topgolf Callaway Brands Corp., United Parks & Resorts (formerly known as SeaWorld Entertainment, Inc.) and Vail Resorts, Inc. During 2024, Six Flags and Cedar Fair, L.P. completed a merger of the two companies under the Six Flags name, and Bowlero rebranded to Lucky Strike Entertainment.
In fiscal 2024, FW Cook had no other direct business relationship with the Company and received no payments from us other than the fees and expenses for services to the Compensation Committee.
Pay for Performance Alignment
Typically, we work to leverage our executive compensation structure to drive outstanding Company performance and provide appropriate rewards for sustained, strong individual performance. A significant portion of each executive officer’s pay is at-risk and awarded in the form of cash- and stock-based short- and long-term incentive grants. These incentive grants, which are discussed below and whether granted under the 2014 Plan or conditionally granted under the 2025 Plan, are intended to link each executive officer’s annual compensation to the achievement of short- and long- term financial and strategic goals. As such, executive officers, including the NEOs, face a risk of forfeiture or a reduced payout if the Company fails to meet its financial and strategic objectives. Under each incentive plan, target compensation is only earned if the designated financial and strategic objectives are met. Each incentive plan offers above-target payouts for outstanding performance; alternatively, no incentive will be earned if a threshold level of performance is not achieved. Further, the Compensation Committee aims to link any adjustments to an executive officer’s base salary to his or her individual performance.
In evaluating whether our executive compensation programs appropriately link each executive officer’s compensation to Company performance, the Compensation Committee reviews and evaluates the achievements of the Company during the applicable fiscal year.
Our fiscal 2024 compensation packages for our CEOs and other NEOs were heavily weighted towards variable compensation. In doing so, we continued our focus on compensation for our CEOs and NEOs tied to variable, long-term compensation and strengthening the alignment between compensation and our shareholder's long-term interests. Long-term incentives constituted the largest portion of the target total compensation opportunity

Dave & Buster’s Entertainment, Inc.	40

for our CEOs and other NEOs. The graphs below show the fiscal 2024 target pay mix for our CEOs and the average of the other NEOs based on annual base salary, annual short-term cash incentives at target and the economic value (at the time of grant) of restricted stock units, performance-based restricted stock units and stock options granted during the year.
Elements of Compensation
Base Salary
A portion of each executive officer’s total compensation is in the form of base salary. This is a fixed cash amount, expressed as an annualized salary. The salary component is designed to provide the executive officers with consistent income and to attract and retain talented and experienced executives capable of managing our operations and strategic growth. In alignment with our compensation philosophy, the Compensation Committee believes having base salary levels that position us appropriately relative to the market and reflect the performance and level of responsibility of each executive officer is key to providing a competitive total compensation package. Annually, the performance of each executive officer, including the NEOs, is reviewed by the Compensation Committee using information and evaluations provided by the Chief Executive Officer, taking into account our operating and financial results for the year, an assessment of the contribution of each executive officer to such results, the achievement of our strategic growth and any changes in the role and responsibility of an executive officer. In addition, the Compensation Committee considers the results of the benchmarking study and the market competitiveness of each NEO’s base salary to determine appropriate merit- and market-based increases to each executive’s base salary. As noted in the chart below, the NEOs did not receive any increase to base salary in fiscal 2024 from fiscal 2023.

Name	New Base (Fiscal 2024)	Previous Base (Fiscal 2023)	Percentage Change
Chris Morris(1)	$750,000	$750,000	—%
Kevin M. Sheehan(2)	$850,000	$—	n/a
Michael Quartieri(3)	$530,000	$530,000	—%
Darin Harper(4)	$475,000	$—	n/a
John B. Mulleady	$452,750	$452,750	—%
Antonio Bautista	$427,000	$427,000	—%
Tony Wehner	$450,000	$450,000	—%
(1)Mr. Morris resigned from his position as Chief Executive Officer effective on December 10, 2024 and, therefore, only received a prorated portion of his base salary in fiscal 2024.
(2)Prior to his appointment as Interim Chief Executive Officer, Mr. Sheehan was compensated as a non-employee director. See Director Compensation elsewhere in this Proxy Statement for additional information.
(3)Mr. Quartieri retired from his position as Chief Financial Officer on June 16, 2024 and therefore only received a prorated portion of his base salary in fiscal 2024.
(4)Mr. Harper was not an NEO in fiscal 2023.

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Executive Incentive Plan
The Executive Incentive Plan administered under the 2014 Plan was designed to recognize and reward our employees for contributing towards the achievement of our annual business plan. The Compensation Committee believes the Executive Incentive Plan provides a valuable short-term incentive program that will deliver a cash bonus opportunity for key employees, including the NEOs, upon achievement of targeted operating results, as determined by the Compensation Committee and the Board of Directors. The Executive Incentive Plan also supports our efforts to integrate our compensation philosophies with our annual business objectives and focus our executive officers on the fulfillment of those objectives.
In considering and approving the design of the Executive Incentive Plan, the Compensation Committee reviews target bonus percentages for each executive officer, including the NEOs, and considers the value of the incentive award relative to the individual’s total compensation package, the value of the incentive award and total compensation package relative to benchmark data, and the degree to which the individual can influence the Company’s achievement of its short-term financial and strategic objectives. The Compensation Committee also reviews annually the financial and strategic objectives that will comprise the components of the Executive Incentive Plan, the target for each component, and the payout percentages at threshold, target, and maximum performance for each component. The Compensation Committee considers input from its compensation consultant, the results of benchmarking data, and analysis from our Chief Executive Officer to determine the appropriateness of the target bonus percentages for each executive officer (including the NEOs), the components of the Executive Incentive Plan, the targets for each component, and the payout percentages at each level of performance.
Under each participating executive officer’s employment agreement and the Executive Incentive Plan, the target bonus opportunity is expressed as a percentage of annualized base salary as of the end of the performance period, and prorated according to the percentage of the performance period the executive officer is employed by the Company. Target levels are established based upon a review of market practices and align to the Company’s compensation philosophy. Bonuses above or below the target level may be paid subject to a prescribed maximum or minimum. Bonus attainment is calculated separately for each component of the Executive Incentive Plan. In the event a minimum threshold level of performance is not achieved, no bonuses will be payable under the Executive Incentive Plan. If performance falls between threshold and target or target and maximum, the bonus payout will be determined on an interpolated basis. The threshold, target, and maximum percentages for each of the NEOs for fiscal 2024 under the Executive Incentive Plan are outlined in the table below (based on participation for the full year).

Name	% of Salary at Threshold	% of Salary at Target	% of Salary at Maximum
Chris Morris	50.0%	100.0%	200.0%
Kevin M. Sheehan	50.0%	100.0%	200.0%
Michael Quartieri	40.0%	80.0%	160.0%
Darin Harper	40.0%	80.0%	160.0%
Antonio Bautista	30.0%	60.0%	120.0%
John B. Mulleady	30.0%	60.0%	120.0%
Tony Wehner	40.0%	80.0%	160.0%
Under the Executive Incentive Plan for fiscal 2024, (i) 60% of each executive officer’s bonus opportunity was based on the Company’s performance relative to targeted Incentive Adjusted EBITDA (calculated as net income, plus (a) interest expense (net), (b) loss on debt retirement, (c) provision for income taxes, (d) depreciation and amortization expense, and (e) pre-opening expenses); (ii) 15% of each executive officer's bonus opportunity was based on the Company’s performance relative to targeted Total Revenue; and (iii) 25%

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of each executive officer's bonus opportunity was based on the Company's performance relative to targeted Same Store Sales Growth.

Fiscal 2024 Performance Targets
	Performance			Bonus as % of Target
Component	Threshold	Target	Maximum	Threshold	Target	Maximum
Incentive Adjusted EBITDA(1)	$577.0	$609.0	$625.0	50%	100%	200%
Total Revenue(1)	$2,210.0	$2,330.0	$2,450.0	50%	100%	200%
Comparable Store Sales Growth	1.1%	3.3%	4.8%	50%	100%	200%
(1)Dollar amounts are represented in millions.
At the close of the performance period, the Compensation Committee determined no bonuses were earned for the executive officers, including the NEOs, following the audit and reporting of financial results for fiscal 2024, as outlined in the tables below.

Fiscal 2024 Full-Year Results	Target	Actual	% of Target	Payout %
Incentive Adjusted EBITDA(1)	$609.0	$524.9	86.2%	0.0%
Total Revenue(1)	$2,330.0	$2,132.7	91.5%	0.0%
Comparable Store Sales Growth (decline)	3.3%	(7.2)%	0.0%	0.0%
(1) Dollar amounts are represented in millions

Name	Target Bonus	Bonus Paid	% of Target
Chris Morris(1)	$750,000	$—	—%
Kevin M. Sheehan(2)	$130,411	$—	—%
Michael Quartieri(3)	$424,000	$—	—%
Darin Harper(4)	$195,000	$—	—%
Antonio Bautista	$256,200	$—	—%
John B. Mulleady	$271,650	$—	—%
Tony Wehner	$360,000	$—	—%
(1) Mr. Morris resigned from his position as Chief Executive Officer effective on December 10, 2024.
(2) Mr. Sheehan was appointed as Interim Chief Executive Officer effective on December 10, 2024 and his target bonus for the year is prorated.
(3) Mr. Quartieri retired from his position as Chief Financial Officer on June 16, 2024; however, if the Company’s performance had met thresholds for payouts under the Executive Incentive Plan, he would have been entitled to receive a prorated payout of his bonus.
(4) Mr. Harper was appointed as Chief Financial Officer on June 17, 2024 and his target bonus for the year is prorated.
Long-Term Incentive Awards
The Compensation Committee believes that it is essential to align the interests of our executive officers, including the NEOs, and other key management personnel responsible for our growth with the interests of our shareholders. The Compensation Committee has also identified the need to retain tenured, high performing executives. The Compensation Committee believes that these objectives are accomplished through the provision of cash- and stock-based incentives that align the interests of management personnel with the long-term objectives of enhancing our value, as set forth in the 2014 Plan as well as in the 2025 Plan (which is intended to replace the 2014 Plan, which expired in October 2024, and is subject to the approval of our shareholders as described in Proposal 4 of this Proxy Statement).
Annually, the Compensation Committee determines whether to grant long-term cash- and/or stock-based incentives to our executive officers, including the NEOs, and other key management personnel. In determining whether to grant long-term incentive awards, the Compensation Committee considers Company performance, individual performance, the significance of the individual's contributions to the ongoing success of the Company, the valuation of the grants relative to the individual’s total compensation, value creation, and the recommendations of our Chief Executive Officer. In addition, the Compensation Committee considers the

Dave & Buster’s Entertainment, Inc.	43

benchmarking data and additional analysis provided by its compensation consultant in determining appropriate grant levels for our executive officers, including the NEOs. Annual equity awards have historically been granted to our executive officers in April of the applicable year. For fiscal 2024, the Compensation Committee approved the 2024 long-term incentive program1 pursuant to the 2014 Plan; the program included a mix of time-based restricted stock units (“RSUs”), performance share units (“PSUs”) with a three-year performance measurement period, and service-based non-qualified stock options (“stock options”). The RSUs, which comprised 25% of each NEO’s award, vest in equal installments over a three-year period. The stock options, which comprised 25% of each NEOs award, vest annually in equal installments over a three-year period and are exercisable up to a maximum of 10 years from the grant date. The exercise price of the stock options is equal to the closing price of the Company’s common stock on the award grant date. The PSUs, which comprised 50% of each NEO’s award (other than for Kevin Sheehan, who was awarded contingent equity grants under his employment agreement), vest after a three-year performance period, subject to achieving targeted Incentive Adjusted EBITDA growth during the period. The actual number of PSUs earned will be determined at the end of the three-year performance period. The Compensation Committee believes that the mix of 33.33% RSUs, 33.33% PSUs and 33.33% stock options appropriately balances retention, mid-term performance and long-term shareholder return objectives while motivating and rewarding executive officers and other key employees who deliver mid- and long-term financial success. For the PSUs, if performance falls between threshold and target or target and maximum, the number of PSUs that vest will be determined on an interpolated basis.

	2024 PSU Grant
	Adjusted EBITDA Three Year CAGR
	Performance	Payout as a Percentage of Target
Below Threshold	Below 4.5%	0%
Threshold	4.5%	50%
Target	9.0%	100%
Maximum	13.5%	200%
Adjustments to Certain PSUs
On October 5, 2024, the Compensation Committee determined to modify the vesting timing applicable to 5-year PSUs granted to certain officers, including Messrs. Morris, Harper, Bautista, Mulleady and Wehner. These PSUs were comprised of two grants: the first grant required the Company’s stock price to achieve a 200% increase (based on a trailing 60-day average stock price) before the fifth anniversary of grant (“performance period”) and the second grant required stock price to achieve a 300% increase before the end of the performance period. If such stock price achievement was obtained, the PSUs would vest at at the end of the performance period (“Closing Date”), subject to the executive officer’s continued employment with the Company through such date. Such PSUs were also eligible for incremental early vesting if such stock price target was achieved prior to the end of the performance period (“Interim Closing Date”), with 25% of the PSUs vesting on the earlier of the first anniversary of the Interim Closing Date or Closing Date, 25% of the PSUs vesting on the earlier of the second anniversary of the Interim Closing Date or Closing Date, and the remaining 50% of the PSUs vesting on the Closing Date.
In an effort to keep the plan competitive and drive retention given recent Company performance, the Compensation Committee determined to amend such PSUs such that if the target stock price is achieved on an Interim Closing Date, vesting of the PSUs would occur on the first anniversary of the Interim Closing Date (or if earlier, the Closing Date) unless the trailing 30-day volume weighted average closing price on such first anniversary of the Interim Closing Date is less than 92.5% of the target stock price, in which case 50% of the PSUs will immediately vest on such first anniversary and the remaining 50% will vest on the earlier of (i) the first
1 Mr. Sheehan’s compensation as Interim CEO is detailed in his letter agreement with the Company dated December 9, 2024; he did not receive awards under the 2024 long-term incentive program.

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occurrence after such anniversary that the trailing 30-day volume weighted average closing price equals the target stock price, (ii) the second anniversary of the Interim Closing Date or (iii) the Closing Date.
Conditional Retention Awards
In the current market, there is intense competition for experienced and skilled employee talent. In order to promote retention and provide strong motivation for certain key employees, including our executives, the Compensation Committee (in consultation with our independent compensation consultant FW Cook) approved the grant of a special retention award in December 2024 (the "Conditional Retention Awards"), which is contingent upon stockholder approval of the 2025 Plan, as further described in Proposal 4 of this Proxy Statement. The Conditional Retention Awards2 consist of a mix of RSUs and stock options, and are intended to retain and reward grantees based on their continued service and/or the Company's performance. In determining the grant levels for these awards, we considered a number of factors including market practice, individual and Company performance and our goals of retention and promoting pay-for-performance.
As the issuance of these awards is contingent upon stockholder approval of the 2025 Plan, they are not included in our Summary Compensation Table or Grants of Plan-Based Awards Table below.
Equity Grant Practices
While we do not have a formal policy regarding the timing of equity awards in relation to our disclosure of material nonpublic information, as a practice, we do not time the granting of equity awards with any favorable or unfavorable news released by the Company. Our Compensation Committee has generally approved annual equity awards in the first quarter of the new fiscal year, which allows the Committee to review and consider the Company’s financial results from the prior fiscal year when making grants. Other than grants made in connection with hiring, promotions and retention, equity awards are generally granted to NEOs at the same time that equity awards are granted to all other employees who are eligible for such awards. Proximity of any awards to an earnings announcement or other market events is coincidental. In the event material nonpublic information were to become known to the Compensation Committee before the grant of an equity award, the Compensation Committee would consider the information and use its business judgment to determine whether to delay the grant to avoid any appearance of impropriety.
Consistent with the Compensation Committee’s grant practices described above, on April 24, 2024, the Compensation Committee awarded options to our NEOs; this date fell within the period beginning four business days before our filing of a current report on Form 8-K that disclosed material nonpublic information (specifically, the report on Form 8-K that disclosed the hire of our Chief Financial Officer, Darin Harper), and ending one
2 Mr. Sheehan’s compensation as Interim CEO is detailed in his letter agreement with the Company dated December 9, 2024; he did not receive Conditional Retention Awards.

Dave & Buster’s Entertainment, Inc.	45

business day after the filing or furnishing of such report. Pursuant to SEC Rules, we are providing the following information relating to options awarded to NEOs at that time:

Name	Grant Date	# of Securities Underlying Options	Exercise Price of Option Award ($/Share)	Grant Date Fair Value of Option Awards ($)	Percentage Change in Market Price (1)
Chris Morris	4/24/2024	14,052	53.33	693,185	(7.6)%
Michael Quartieri	4/24/2024	2,979	53.33	146,954	(7.6)%
John B. Mulleady	4/24/2024	2,544	53.33	125,496	(7.6)%
Antonio Bautista	4/24/2024	2,000	53.33	98,660	(7.6)%
Tony Wehner	4/24/2024	2,529	53.33	124,756	(7.6)%
(1)Represents the change in market price of the Company’s stock price at market close the day prior to (April 23, 2024) and on trading day following (April 25, 2024) the disclosure of material nonpublic information as described in the paragraph above.
Other Benefits
Retirement Benefits. Our employees, including our NEOs, are eligible to participate in the Company's 401(k) retirement plan on the same basis as other employees. However, tax regulations impose a limit on the amount of compensation that may be deferred for purposes of retirement savings. As a result, we established the Select Executive Retirement Plan (the “SERP”). See 2024 Nonqualified Deferred Compensation for a discussion of the SERP.
Other Benefits. The Company eliminated cash perquisite allowances to its NEOs in fiscal 2022. We do offer our NEOs an annual executive physical. We believe the elimination of cash perquisite allowances, which comprised less than 5% of each NEO’s total compensation, is reasonable and does not detract from our ability to attract and retain executive talent. See the 2024 Summary Compensation Table below.
Severance Benefits. We have entered into employment agreements with certain of our NEOs. These agreements provide such NEOs with certain severance benefits in the event of involuntary termination or adverse job changes and are key to attracting and retaining key executives. See Employment Agreements and Other Arrangements below.
Deductibility of Executive Compensation
We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. U.S. tax reform, which became effective in 2017, expanded the types of compensation included in determining tax deduction limits. Consequently, tax deductibility will continue to have a lessened impact on our program design for our NEOs. For federal income taxes, compensation is an expense that is fully tax-deductible for almost all our other U.S. employees.
CEO Pay Ratio
The Compensation Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal 2024 to that of all other Company employees for the same period. Our calculations included employees who were active as of November 6, 2024. As Canadian employees account for less than 4% of our total employee population, we excluded Canadian employees from the median calculation. Our total employee population was 23,182 and our total employee population without our Canadian employees was 22,984. The median employee was identified using all earnings for fiscal 2024, as reported in our payroll system. Compensation was annualized for all employees including Mr. Morris, who was serving as our Chief Executive Officer as of November 6, 2024, other than seasonal or temporary employees, based on the number of days employed during fiscal 2024. Payments which were not expected to be repeated throughout the year were not annualized. Mr. Morris had fiscal 2024 annual total compensation of $2,036,419, as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for fiscal 2024 was $22,687 (based on the same methodology used in calculating total compensation as reported in the Summary Compensation Table). Mr. Morris’ annual total compensation was approximately 91.4 times that of our median employee.

Dave & Buster’s Entertainment, Inc.	46

Stock Ownership Guidelines for Officers
Our stock ownership guidelines were established to further align the interests of our Chief Executive Officer, other NEOs and senior executive officers with shareholders and encourage each such executive officer to maintain a long-term equity stake in the Company. The guidelines provide that each such executive officer must hold a multiple of his or her annual base salary in the Company’s common stock as outlined below:

Position	Ownership Requirement (multiple of base salary)
Chief Executive Officer	6 times
Chief Financial Officer and Chief Operating Officer	3 times
Other Senior Vice Presidents	2 times
Equity counted toward the ownership requirement includes shares of common stock held directly, time-based RSUs or other similar plan holdings, and stock beneficially owned in a trust. In 2022, the Compensation Committee voted to no longer count vested and unvested stock options toward the stock ownership requirements. Any person hired or promoted to a role covered by the stock ownership guidelines has five years from the date of hire or promotion to achieve the requirement. If at time of measurement a senior executive officer is not in compliance with these guidelines, such officer is prohibited from selling 50% of any new equity award issued to them (net of taxes) until such time as they come into compliance.
Clawback Policy
In October 2023, the Board adopted a clawback policy providing for the adjustment or recovery of incentive compensation in certain circumstances that is intended to comply with SEC rules and NASDAQ listing standards. Under the policy, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in a current period or left uncorrected in said current period, the Compensation Committee shall cause the Company to recoup from each executive officer, including NEOs, as promptly as reasonably possible, any erroneously awarded incentive-based compensation as defined in the policy. Recovery is required regardless of fault, however, is limited to the three fiscal years preceding the date the Company is required to prepare the restatement. The policy does not limit any other rights or remedies the Company, the Board or the Compensation Committee may have. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities. Any incentive-based awards or payments or other compensation paid to current and former executive officers under employment agreements or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to the deductions and clawbacks required by the clawback policy. A copy of our clawback policy is filed as Exhibit 97 to our Annual Report on Form 10-K.

Risk Assessment Disclosure
Our Compensation Committee assessed the risk associated with our compensation practices and policies for employees, including a consideration of the balance between risk-taking incentives and risk-mitigating factors in our practices and policies. The assessment determined that any risks arising from our compensation practices and policies are not reasonably likely to have a material adverse effect on our business or financial condition.

Compensation Committee Report
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis (“CD&A”) with the management of the Company. Based on that review and discussion, on April 28, 2025, the

Dave & Buster’s Entertainment, Inc.	47

Compensation Committee recommended to the Board of Directors that this CD&A be included in this Proxy Statement.

James P. Chambers, Chair
Michael Griffith
Jennifer Storms

Dave & Buster’s Entertainment, Inc.	48

2024 Summary Compensation Table
The following table sets forth information concerning all compensation that we paid to, or that was accrued by, our NEOs during fiscal 2024, 2023, and 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(6)	Total ($)
Chris Morris (Former CEO)	2024	712,500	—	999,922	499,970	—	11,059	2,223,451
	2023	764,423	—	1,124,973	374,982	—	33,895	2,298,273
	2022	433,885	—	8,198,426	3,191,876	951,522	7,846	12,783,555
Kevin M. Sheehan (Interim CEO)	2024	134,039	—	—	—	—	356,198	490,237
	2023	—	—	—	—	—	—	—
	2022	342,115	—	2,000,000	—	794,750	350	3,137,215
Michael Quartieri (CFO)	2024	207,923	—	211,948	—	—	353,664	773,535
	2023	540,192	—	238,488	79,482	—	6,833	864,995
	2022	522,500	100,000	2,618,182	725,319	890,945	6,862	4,863,808
Darin Harper (CFO) (5)	2024	305,096	—	2,158,424	520,290	200,000	—	3,183,810
Antonio Bautista (Chief International Development Officer)	2024	438,496	—	142,327	56,655	128,100	12,157	777,735
	2023	435,212	—	160,125	160,125	—	—	755,462
	2022	420,350	—	1,998,409	569,392	540,126	6,250	3,534,527
John B. Mulleady (Chief Development Officer)	2024	464,940		180,993	56,655	135,825	3,275	841,688
	2023	461,457	—	203,694	67,901	—	5,834	738,886
	2022	442,330	—	2,087,293	596,909	570,814	9,332	3,706,678
Tony Wehner (Chief Operating Officer)	2024	464,940		179,891	63,706	180,000	9,657	898,194
	2023	453,077	—	202,442	67,478	—	11,922	734,919
	2022	228,325	—	1,820,846	518,235	405,983	862	2,974,251
(1)The following salary deferrals were made under the SERP in fiscal 2024: Mr. Morris $40,154, Mr. Sheehan $16,346, Mr. Bautista $37,280 and Mr. Wehner $26,169.
(2)Amounts in this column include the aggregate grant date fair value of performance RSUs and PSUs calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). These amounts do not include any reduction in value for the possibility of forfeiture. The discussion of the assumptions used for purposes of valuation of RSUs in fiscal 2024 appears in Note 9: Stockholders’ Equity, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K. The grant date fair value for PSUs is the target value based upon the probable outcome of the performance conditions on the grant date in accordance with SEC rules.
(3)Amounts in this column for fiscal 2024, 2023 and 2022 grants reflect the aggregate grant date fair value of options calculated in accordance with ASC 718. These amounts do not include any reduction in value for the possibility of forfeiture.
(4)Amounts in this column for 2024 reflect the amount that was earned from the December Conditional Retention Grants. Amounts in this column for 2023 reflect the annual incentive earned for fiscal 2023 under the Executive Incentive Plan. Amounts in this column for 2022 reflect the annual incentive earned for fiscal 2022 under the Executive Incentive Plan.
(5)The amount in the Stock Awards column reflects Mr. Harper’s receipt of a similar one-time 5-year long term and performance grants that the other NEOs received in fiscal 2022 (the "Officer 5-year Grant").
(6)The following table sets forth the components of “All Other Compensation” for fiscal 2024:

Dave & Buster’s Entertainment, Inc.	49

Name	Company Contributions to Retirement & 401(k) Plans (a) ($)	Company Contributions to Deferred Compensation Match (a) ($)	Severance Continuation ($)	COBRA ARRA Reimbursement ($)	Board Compensation ($)	Total ($)
Chris Morris	2,873	8,186	—	—	—	11,059
Kevin M. Sheehan (b)	—	980	—	—	355,218	356,198
Michael Quartieri	2,038	—	336,346	15,280	—	353,664
Darin Harper	—	—	—	—	—	—
Antonio Bautista	3,285	8,872	—	—	—	12,157
John B. Mulleady	3,275	—	—	—	—	3,275
Tony Wehner	—	9,657	—	—	—	9,657
(a)Amounts include Company contributions to the 401(k) and SERP that were based on the Company’s contributions to the 401(k) plan and SERP made during fiscal 2024.
(b)See information regarding Mr. Sheehan’s compensation as a board member at Director Compensation.

Dave & Buster’s Entertainment, Inc.	50

Grants of Plan-Based Awards in Fiscal 2024
The following table shows the grants of plan-based awards to the named executive officers in fiscal 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Award ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)	Maximum (#)
Chris Morris	Cash Incentive		375,000	750,000	1,500,000
	PSUs(1)	4/24/2024				4,539		9,077	18,154				499,961
	RSUs(1)	4/24/2024								9,077			499,961
	Stock Options(1)	4/24/2024									14,052	53.33	499,970
Kevin M. Sheehan	Cash Incentive		65,205.48	130,410.96	260,821.92
	RSUs(2)	4/24/2024								2,723			149,983
Michael Quartieri	Cash Incentive		212,000	424,000	848,000
	PSUs(1)	4/24/2024				962		1,924	3,848				105,974
	RSUs(1)	4/24/2024								1,924			105,974
	Stock Options(1)	4/24/2024									2,979	53.33	105,993
Darin Harper	Cash Incentive		97,500	195,000	390,000
	PSUs(3)	6/24/2024				22,381							1,079,212
	RSUs(3)	6/24/2024								22,381			1,079,212
	Stock Options(3)	6/24/2024									12,028	43.88	302,985
	Stock Options(3)	6/24/2024									8,710	48.22	219,405
	Stock Options(3)	6/24/2024									2,535	35.58	63,857
Antonio Bautista	Cash Incentive		128,100	256,200	512,400
	PSUs(1)	4/24/2024				646		1,292	2,584				71,163
	RSUs(1)	4/24/2024								1,292			71,163
	Stock Options(1)	4/24/2024									2,000	53.33	98,660
John B. Mulleady	Cash Incentive		135,825	271,650	543,300
	PSUs(1)	4/24/2024				822		1,643	3,286				90,496
	RSUs(1)	4/24/2024								1,643			90,496
	Stock Options(1)	4/24/2024									2,544	53.33	56,655
Tony Wehner	Cash Incentive		160,000	320,000	640,000
	PSUs(1)	4/24/2024				817	1,436	1,633	3,266				89,946
	RSUs(1)	4/24/2024								1,633			89,946
	Stock Options(1)	4/24/2024									2,529	53.33	63,706
(1)The shares shown reflect an award of PSUs, RSUs and options, as applicable, in accordance with the 2024 long-term incentive program implemented pursuant to the 2014 Plan (the “2024 LTIP”). The shares shown in the “Threshold” column reflect the minimum possible payout (representing 50% of target) under the Company’s PSU component of the 2024 LTIP. The minimum award level is 0% of target ("Target") if the Threshold is not met, and the maximum award is 200% of target (“Maximum”). Threshold is represented with the minimum possible payout.
(2)The shares shown reflect RSUs earned by Mr. Sheehan for service as a board member prior to assuming the role of Interim CEO.
(3)The shares shown reflect an award of PSUs, RSUs and options, as applicable, in accordance with the Officer 5-year Grant. The shares shown in the "Threshold" column reflect the minimum payment level under the Company's PSU component of the Officer 5-year Grant. The minimum award level is 0% of target ("Target") and the maximum award is 100% of target ("Maximum"). Threshold is represented with the minimum possible payout.

Dave & Buster’s Entertainment, Inc.	51

Outstanding Equity Awards at Fiscal Year-End 2024

		Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of RSU Units That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned PSU Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Name (a)	Grant Date	Exercisable		Unexercisable						(1)			(2)
Kevin M. Sheehan	4/07/2016	4,545	(3)	—		39.10	4/9/25	—		—	—		—
	4/09/2015	5,203	(3)	—		31.71	4/9/26	—		—	—		—
	4/18/2022	—		—		—		15,048	(5)	412,014	—		—
	4/24/2024	—		—		—		2,723	(6)	74,556	—		—
Michael Quartieri	4/24/2024	—		—		—		93	(7)	2,546	93	(11)	2,546
	4/24/2023	—		—		—		111	(8)	3,039	1,750	(12)	47,915
	10/07/2022	—		—		—		—		—	11,702	(13)	320,401
	10/07/2022	—		—		—		—		—	9,142	(14)	250,308	(14)
	4/18/2022	—		—		—		182	(5)	4,983	4,886	(15)	133,779
Darin Harper	6/24/2024	—		12,028	(4)a	48.88	6/24/34	20,738	(9)	567,806	—		—
	6/24/2024	—		8,710	(4)a	48.22	6/24/34	1,643	(10)	44,985	—		—
	6/24/2024	—		2,535	(4)b	35.58	6/24/34	—		—	—		—
Antonio Bautista	4/24/2024	—		2,000		53.33	4/24/34	1,292	(7)	35,375	1,292	(11)	35,375
	4/24/2023	798	(3)	1,598	(4)b	34.25	4/24/33	1,024	(8)	28,037	3,071	(12)	84,084
	10/7/2022	1,080	(3)	4,319	(4)c	37.04	10/7/32	8,990	(9)	246,146	26,998	(13)	739,205
	10/7/2022	4,536	(3)	6,803	(4)a	37.04	10/7/32	—		—	21,598	(14)	591,353
	4/18/2022	2,132	(3)	1,065	(4)b	47.71	4/18/32	752	(5)	20,590	4,514	(15)	123,593
John B. Mulleady	4/24/2024	—		2,544	(4)b	53.33	4/24/34	1,643	(7)	44,985	1,643	(11)	44,985
	4/24/2023	1,016	(3)	2,033	(4)b	34.25	4/24/23	1,302	(8)	35,649	3,907	(12)	106,974
	10/7/2022	4,536	(3)	6,803	(4)a	37.04	10/7/32	8,990	(9)	246,146	26,998	(13)	739,205
	10/7/2022	—		—		—		—		—	21,598	(14)	591,353
	4/18/2022	164	(3)	1,359	(4)b	47.71	4/18/32	959	(5)	26,257	5,756	(15)	157,599
	4/7/2016	14,230	(3)	—		39.10	4/7/26	—		—	—		—
Tony Wehner	4/24/2024	—		2,529	(4)b	53.33	4/24/34	1,633	(7)	44,712	1,633	(11)	44,712
	4/24/2023	1,010	(3)	2,020	(4)b	34.25	4/24/33	1,294	(8)	35,430	3,883	(12)	106,317
	10/7/2022	5,400	(3)	8,099	(4)c	37.04	10/7/32	8,990	(9)	246,146	26,998	(13)	739,205
	10/7/2022	4,536	(3)	6,803	(4)a	37.04	10/7/32	—		—	21,598	(14)	591,353
	6/29/2022	1,427	(3)	713	(4)b	33.77	6/29/32	478	(6)	13,088	2,872	(15)	78,635
(1)The market value is equal to number of shares underlying the units, multiplied by the closing market price of the Company’s common stock of $27.38 as of Tuesday, February 4, 2025, the last trading day of the Company’s 2024 fiscal year.
(2)The market value is equal to the number of shares underlying the units based on achieving certain performance goals, multiplied by the closing market price of the Company's common stock of $27.38 as of Tuesday, February 4, 2025, the last trading day of the Company's 2024 fiscal year.
(3)These options represent vested options granted under the 2014 Plan.
(4)These options represent unvested options granted under the 2014 Plan. Vesting of these options are as noted below.
a.These options vest in five equal installments on an annual basis commencing one year after grant date.
b.These options vest in three equal installments on an annual basis commencing one year after grant date.
c.These options vest in five equal installments on an annual basis commencing in April 2024
(5)This grant represents unvested RSUs under the 2022 long-term incentive program implemented pursuant to the 2014 Plan (the "2022 LTIP") granted on 6/29/2022. These RSUs vest on 4/18/2025.
(6)This grant represents unvested RSUs under the 2024 long-term incentive program implemented pursuant to the 2024 Plan (the “2024 LTIP”) granted on 4/24/2024 to Mr Sheehan as a director. These RSUs vest on 4/24/2025.
(7)This grant represents unvested RSUs under the 2024 long-term incentive program implemented pursuant to the 2014 Plan (the “2024 LTIP”) granted on 4/24/2024. These RSUs vest in three equal installments on an annual basis commencing one year after grant date.
(8)This grant represents unvested RSUs under the 2023 long-term incentive program implemented pursuant to the 2014 Plan (the “2023 LTIP”) granted on 4/24/2023. These RSUs vest in three equal installments on an annual basis commencing one year after grant date.
(9)This grant represents unvested RSUs under the Officer 5-year performance grant. These RSUs vest in five equal installments on an annual basis commencing one year after grant date.
(10)This grant represents unvested RSUs under the 2024 long-term incentive program implemented pursuant to the 2014 Plan (the “2024 LTIP”) granted on 6/24/2024. These RSUs vest in three equal installments on an annual basis commencing one year after grant date.
(11)This grant represents the target number of unvested PSUs under the 2024 LTIP. These PSUs, if earned under the performance conditions, vest 100% three years from the grant date.
(12)This grant represents the target number of unvested PSUs under the 2023 LTIP. These PSUs, if earned under the performance conditions, vest 100% three years from the grant date.
(13)This grant represents the target number of unvested PSUs under the Officer 5-year performance grant made on 10/7/2022. These PSUs, if earned under the performance conditions (200% stock price), vest 100% on 10/7/2027.
(14)This grant represents the target number of unvested PSUs under the Officer 5-year performance grant made on 10/7/2022. These PSUs, if earned under the performance conditions (300% stock price), vest 100% on 10/7/2027.
(15)This grant represents the target number of unvested PSUs under the 2022 LTIP. These PSUs, if earned under the performance conditions, vest 100% three years from the grant date.

Dave & Buster’s Entertainment, Inc.	52

(a)    Excluded from the table above are a total of 63,335 options outstanding for Mr. Morris for 90 days after his resignation that could not be exercised as the strike price for all such options was above closing market price of the Company's common stock of $27.38 as of Tuesday, February 4, 2025, the last trading day of the Company's 2024 fiscal year.

Fiscal 2024 Option Exercises and Stock Vested

	OPTION AWARDS		STOCK VESTED
NAME	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Chris Morris	—	$—	8,702	$421,520
Kevin M. Sheehan	—	$—	18,788	$1,006,479
Michael Quartieri	—	$—	1,891	$101,186
Darin Harper	—	$—	—	$—
Antonio Bautista	—	$—	4,260	$166,542
John B. Mulleady	42,824	$791,996	12,866	$648,688
Tony Wehner	—	$—	4,123	$159,154
(1)The value realized on the exercise of options is equal to (i) the amount per share at which the NEO sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the option (ii) multiplied by the number of shares acquired on exercise of the options.
(2)The value realized on the vesting of stock awards is equal to the closing market price of the Company’s common stock on the date of vesting multiplied by the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares, if any, that were withheld at the time of vesting to satisfy tax withholding requirements.

Fiscal 2024 Nonqualified Deferred Compensation
The SERP is an unfunded defined contribution plan designed to permit a select group of management or highly compensated employees to set aside base salary on a pre-tax basis. The SERP has a variety of notional investment options similar in type to our 401(k) plan. In the SERP, the Company matches 33% of the employee’s contributions, up to the first 6% of salary deferred. Employer contributions to a participant’s account vest in equal portions over the first three years a participant is eligible to participate in the SERP and become immediately vested upon termination of a participant’s employment on or after age 65 or by reason of the participant’s death or disability, and upon a change of control (as defined in the SERP). Pursuant to Section 409A of the Internal Revenue Code, however, such distribution cannot be made to certain employees of a publicly traded corporation before the earlier of six months following the employee’s termination date or the death of the employee. Employer contributions are fully vested after three years of eligibility. Withdrawals from the SERP may be permitted in the event of an unforeseeable emergency.
The following table shows contributions to each NEO’s deferred compensation account in fiscal 2024 and the aggregate amount of such officer’s deferred compensation as of February 4, 2025.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)		Aggregate Earnings in Last Fiscal Year(3) ($)	Fees and Adjustments(3) ($)	Aggregate Balance at Last Fiscal Year- End(4) ($)
Chris Morris	40,154	8,186		15,703	208	156,874
Kevin M. Sheehan	16,346	980		58	—	17,385
Michael Quartieri	—	—		—	—	—
Darin Harper	—	—	—	—	—	—
Antonio Bautista	37,280	8,872		3,454	208	55,860
John B. Mulleady	—	—		—	—	—
Tony Wehner	26,169	9,657		8,864	161	76,817
(1)Amounts are included in the “Salary” column of the 2024 Summary Compensation Table.

Dave & Buster’s Entertainment, Inc.	53

(2)Amounts shown are matching contributions made pursuant to the SERP. These amounts are included in the “All Other Compensation” column of the 2024 Summary Compensation Table.
(3)No amount reported in this column was reported as compensation to the officer in the 2024 Summary Compensation Table.
(4)The portion of these amounts derived from executive contributions made in previous years was included in the “Salary” column of the Summary Compensation Table in the years when the contributions were made. The portions of these amounts derived from matching contributions made in previous years were included in the “All Other Compensation” column of the Summary Compensation Table in the years when the executive contributions were made.

Dave & Buster’s Entertainment, Inc.	54

Pay vs. Performance Disclosure
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last five completed fiscal years. In determining the “compensation actually paid” to our NEOs for each fiscal year, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each year included in this disclosure, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (“PEO”), compensation is reported as an average.

	SCT Total for PEO ($) (1)			CAP to PEO ($) (2)					Value of Initial $100 Investment: (3)
Year	Chris Morris	Kevin Sheehan	Brian Jenkins	Chris Morris	Kevin Sheehan	Brian Jenkins	Average SCT Total for Non-PEO NEOs ($) (1)	Average CAP to Non-PEO NEOs ($) (2)	Company TSR ($)	Peer Group TSR ($)	Net Income (Loss) ($ millions)	Adjusted EBITDA ($ millions) (4)
2024	$2,223,451	$490,237	$—	$(14,643,209)	$48,248	$—	$1,294,992	$(1,699,238)	$62.22	$118.90	$58.3	$506.2
2023	$2,298,273	$—	$—	$7,279,388	$—	$—	$1,076,444	$2,113,379	$124.98	$114.30	$126.9	$555.6
2022	$12,783,555	$3,137,215	$—	$12,853,604	$2,605,610	$—	$3,848,246	$4,727,886	$94.20	$110.98	$137.1	$480.4
2021	$—	$3,481,565	$7,419,865	$—	$3,164,293	$1,039,387	$1,371,338	$(383,173)	$79.96	$105.01	$108.6	$343.6
2020	$—	$—	$3,260,946	$—	$—	$15,980,691	$1,210,320	$5,165,880	$77.04	$142.20	$(207.0)	$(92.5)
(1)    For each fiscal year, represents the amount reported for our CEO and average amount reported for our non-CEO NEOs from the Total column of the 2024 Summary Compensation Table ("SCT"). Our NEOs for each fiscal year presented above were as follows:

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Fiscal Year	PEO	Non-PEO NEOs
2024	Chris Morris and Kevin M. Sheehan	Michael Quartieri, Darin Harper, Antonio Bautista, John Mulleady, Tony Wehner
2023	Chris Morris	Michael Quartieri, John Mulleady, Megan Tobin, Tony Wehner
2022	Kevin Sheehan and Chris Morris	Michael Quartieri, John Mulleady, Antonio Bautista, Tony Wehner
2021	Brian Jenkins and Kevin Sheehan	Michael Quartieri, Margo Manning, John Mulleady, Robert Edmund and Scott Bowman
2020	Brian Jenkins	Scott Bowman, John Mulleady, Robert Edmund and Margo Manning
(2)    In accordance with SEC rules, the following adjustments were made to determine the “compensation actually paid” ("CAP") to each person who served as our PEO during the fiscal years presented, which consisted solely of adjustments to the PEOs’ equity awards:

	Fiscal 2024		Fiscal 2023	Fiscal 2022		Fiscal 2021		Fiscal 2020
	Kevin Sheehan	Chris Morris	Chris Morris	Chris Morris	Kevin Sheehan	Kevin Sheehan	Brian Jenkins	Brian Jenkins
Summary Compensation Table - Total Compensation	$490,237	$2,223,451	$2,298,273	$12,783,555	$3,137,215	$3,481,565	$7,419,865	$3,260,946
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	—	(1,312,860)	—	(11,390,302)	(2,000,000)	(2,990,027)	(2,796,975)	(2,539,146)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	—	—	2,336,603	11,460,351	1,878,074	2,672,755	1,151,254	15,258,891
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(418,513)	—	2,657,540	—	—	—	—	—
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—	—	—	—	—	—	112,345	—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	(23,476)	(55,575)	(13,028)	—	(409,679)	—	(4,847,102)	—
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—	(15,498,225)	—	—	—	—	—	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—	—	—	—	—	—	—	—
Total Adjustments (subtotal)	$(441,989)	$(16,866,660)	$4,981,115	$70,049	$(531,605)	$(317,272)	$(6,380,478)	$12,719,745
Compensation Actual Paid	$48,248	$(14,643,209)	$7,279,388	$12,853,604	$2,605,610	$3,164,293	$1,039,387	$15,980,691

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In accordance with SEC rules, the following adjustments were made to determine the CAP on average to our non-PEO NEOs for the years presented, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:

	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021	Fiscal 2020
Summary Compensation Table - Total Compensation	$1,294,992	$1,076,444	$3,848,246	$1,371,338	$1,210,320
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	(661,645)	(799,683)	(2,733,646)	(673,092)	(789,620)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	284,718	1,183,154	3,432,457	406,422	4,745,180
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(1,698,995)	732,797	87,470	(642,822)	—
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—	—	—	(216,275)	—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	(111,825)	(79,333)	93,359	(628,744)	—
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	(806,483)	—	—	—	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—	—	—	—	—
Total Adjustments (subtotal)	$(2,994,230)	$1,036,935	$879,640	$(1,754,511)	$3,955,560
Compensation Actual Paid	$(1,699,238)	$2,113,379	$4,727,886	$(383,173)	$5,165,880
(3)    For the relevant fiscal year, represents the cumulative total shareholder return ("TSR") of (i) the Company and (ii) the S&P 600 Hotels Restaurants and Leisure index ("Peer Group"), of which our common stock was a member during fiscal 2024, assuming an initial investment of $100 on the last trading day prior to the first period presented (fiscal 2020).
(4)    The Company has determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in fiscal 2024. Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for information on how we define Adjusted EBITDA.
Pay vs. Performance Financial Measures
A significant portion of our NEOs’ compensation consists of equity awards. We believe the financial performance measures shown below, all of which are performance objectives used in our executive compensation program, were the most important in linking compensation actually paid to our NEOs over the periods presented.
•TSR/Company Share Price
•Adjusted EBITDA (see discussion of how Adjusted EBITDA is calculated at Appendix A)
•Enterprise ROIC
•Total Sales
•Same Store Sales

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Compensation Actually Paid Versus Company TSR and Peer Group TSR
The following graph reflects the relationship between PEO (aggregated) and average non-PEO NEO compensation actually paid versus the Company's cumulative TSR and the Company's Peer Group TSR, assuming an initial investment of $100 at the beginning of fiscal year 2020, for fiscal years 2024, 2023, 2022, 2021 and 2020:

Compensation Actually Paid Versus Company TSR and Peer Group TSR
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$(10,000,000)
$(15,000,000)
$150.00
$100.00
$50.00
$—
2024
2023
2022
2021
2020
CAP to PEO ($)
Average CAP to Non-PEO NEOs ($)
Company TSR ($)
Peer Group TSR ($)

Compensation Actually Paid Versus Net Income (Loss) and Adjusted EBITDA
The following graph reflects the relationship between PEO (aggregated) and average non-PEO NEO compensation actually paid versus the Company's net income (loss) and Adjusted EBITDA for fiscal years 2024, 2023, 2022, 2021 and 2020:

Compensation Actually Paid Versus Net Income (Loss) and Adjusted EBITDA
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$(10,000,000)
$(15,000,000)
$600.0
$300.0
$—
$(300.0)
2024
2023
2022
2021
2020
CAP to PEO ($)
Average CAP to Non-PEO NEOs ($)
Net Income (Loss) ($ millions)
Adjusted EBITDA ($ millions)

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Employment Agreements and Other Arrangements
We have entered into employment agreements with Messrs. Harper, Bautista, Mulleady and Wehner to reflect the then current compensation arrangements for Messrs. Harper, Bautista, Mulleady and Wehner and to include additional restrictive covenants, including a one-year non-competition provision and a two-year non-solicitation and non-hire provision. The employment agreement for each of Messrs. Harper, Bautista, Mulleady and Wehner provides for an initial term of one year, subject to automatic one-year renewals unless terminated earlier by the officer or us. Under the terms of the employment agreements, each of Messrs. Harper, Bautista, Mulleady and Wehner is entitled to a minimum base salary and may receive an annual salary increase commensurate with such officer’s performance during the year, as determined by our Board of Directors. In addition, the employment agreements contain provisions providing for severance payments and continuation of benefits under certain circumstances including termination by us without Cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us, as discussed in further detail under Potential Payments Upon Termination or Change-in-Control — Payments Pursuant to Employment Agreements below.

We entered into a letter agreement with Mr. Sheehan in connection with his appointment as Interim CEO, effective December 10, 2024 (the “Sheehan Agreement”). Pursuant to the Sheehan Agreement, Mr. Sheehan is entitled to receive: (i) a base salary at an annual rate of $850,000, (ii) a prorated annual bonus based on his service as Interim CEO, with a target bonus of 100% of his base salary, (iii) a grant of RSUs with a grant date value of $2,000,000, which will vest in full upon the earliest to occur of (x) one year from the date of grant, (y) the commencement date of employment of a permanent Chief Executive Officer (other than Mr. Sheehan), or (z) the termination of his employment in connection with a change in control; (iv) a grant of PSUs with respect to up to 20,000 shares of Company common stock having a one-year performance period that will be earned only upon achieving specified stock price levels and vesting terms established by the Compensation Committee; and (v) reimbursement of business expenses, including certain commuting and housing expenses (not to exceed $15,000 per month in the aggregate absent further approval). The Sheehan Agreement also provides for customary restrictive covenants, including non-compete, non-solicit and non-hire and confidentiality covenants. As the issuance of the RSUs and PSUs to Mr. Sheehan pursuant to the Sheehan Agreement is contingent upon stockholder approval of the 2025 Plan, they are not included in the Summary Compensation Table or Grants of Plan-Based Awards Table above.

Our executive officers are also entitled to participate in the Executive Incentive Plan, the 2014 Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, sick leave, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. If approved by our shareholders at the Annual Meeting, our executive officers will also be entitled to participate in the 2025 Plan.

Potential Payments Upon Termination or Change-in-Control
The following is a discussion of the rights of the NEOs under the 2014 Plan and the employment agreements with Messrs. Harper, Bautista, Mulleady and Wehner following a termination of employment or change of control.

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Payments Pursuant to Benefits Plans
The following tables address the treatment of equity awards granted under the 2014 Plan following the specified triggering events.
Stock Options

Reason for Termination	Unvested	Vested
Fiscal 2020 & prior grants
For cause	Immediate forfeiture	Immediate forfeiture
Death or disability	Immediate vesting	Exercisable for earlier of (i) 1 year after death or disability or (ii) the remainder of option term
Retirement(1)	Continued vesting per grant terms	Exercisable for remainder of option term
Change of control(2)	Continued vesting per grant terms	Exercisable for remainder of option term
Any other reason	Immediate forfeiture	Exercisable for earlier of (i) 90 days from date of termination or (ii) the remainder of the option term
Fiscal 2021 & later grants
For cause	Immediate forfeiture	Immediate forfeiture
Death or disability	Immediate vesting	Exercisable for earlier of (i) 1 year after death or disability or (ii) the remainder of option term
Retirement(1)	Continued vesting per grant terms	Exercisable for remainder of option term
Change of control(2)	Immediate vesting upon termination	Exercisable for remainder of option term
Any other reason	Immediate forfeiture	Exercisable for earlier of (i) 90 days from date of termination or (ii) the remainder of the option term
(1)Retirement is defined as termination other than for cause after obtaining either the age of 60 plus 10 years of service or age 65.
(2)Change of control for these purposes is defined as a termination without cause or for good reason within the period commencing 90 days before and ending one year after a change of control in the Company. If all stock options and the 2014 Plan were terminated as part of the change of control of the Company, the above is not applicable.

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Performance Based RSUs and Cash, RSUs & PSUs

Reason for Termination	Performance Based RSUs and Performance Cash	Time Based RSUs	PSUs
Fiscal 2021 & later grants
For cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture
Death or disability	Immediate vesting and settlement based on target performance for full performance period notwithstanding termination of service	Immediate vesting and settlement	Settlement based on target performance for full performance period, if prior to end of full performance period, notwithstanding termination of service
Retirement(1)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Continued vesting per grant terms	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period
Change of control(2)(3)	Convert to time-based RSUs based on target performance for full performance period; continued vesting per grant terms; settlement to occur upon earlier of termination or original vesting schedule	Immediate vesting upon termination	Convert to time-based RSUs based on actual performance for full performance period; continued vesting per grant terms; settlement to occur upon earlier of termination or original vesting schedule
Without cause	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Settlement prorated for term of service between immediately preceding vesting date and termination of service	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period
Any other cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture
(1)Retirement is defined as termination other than for cause after obtaining either the age of 60 plus 10 years of service or age 65.
(2)Change of control for these purposes is defined as a termination without cause or for good reason within the period commencing 90 days before and ending one year after a change in control of the Company.
(3)The PSUs granted as part of the CEO 5-year Grants and Officer 5-year Grants vest only if the share price on the date of a change of control is equal to or greater than the required achievement price and then are paid out in three annual installments of 50%, 25% and 25%.
If there is a change in control of the Company, then, unless prohibited by law, the Compensation Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding awards, including, without limitation, continuation or assumption of outstanding awards; substitution of new awards with substantially the same terms as outstanding awards; accelerated exercisability, vesting and/or lapse of restrictions for outstanding awards immediately prior to the occurrence of such event; upon written notice, provision that any outstanding awards must be exercised, to the extent then exercisable, during a specified period determined by the Compensation Committee (contingent upon the consummation of the change of control), following which unexercised awards shall terminate; and cancellation of all or any portion of outstanding awards for fair market value (which may be the intrinsic value of the award and may be zero); and cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Compensation Committee and which may be zero).
Under the 2014 Plan, a change of control generally is triggered by the occurrence of any of the following: (i) an acquisition of 30% or more of the outstanding shares or the voting power of the outstanding securities generally

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entitled to vote in the election of directors; (ii) with certain exceptions, individuals on the Board of Directors on the date of effectiveness of the plan cease to constitute a majority of the Board of Directors; (iii) consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or disposition of all or substantially all of the Company’s assets, unless the Company’s shareholders continue to own more than 50% of the outstanding voting securities, no person beneficially owns 30% or more of the outstanding securities of the Company and at least a majority of the members of the Board of Directors after such event were members of the Board of Directors prior to the event; or (iv) a complete liquidation or dissolution of the Company.
Deferred Compensation. All contributions made by an executive officer to a deferred compensation account, and all vested portions of our contributions to such deferred compensation account, shall be disbursed to the executive officer upon termination of employment for any reason. A summary of fiscal 2024 contributions made by executive officers to a deferred compensation account as described above can be found under Fiscal 2024 Non-Qualified Deferred Compensation.
Payments Pursuant to Employment Agreements
The following discussion summarizes the benefits to which each of Messrs. Harper, Bautista, Mulleady and Wehner would be entitled under his employment agreement following the specified triggering events.
Resignation. If an executive officer resigns from employment with us, including for the purpose of retirement, such officer is not eligible for any further payments of salary, bonus, or benefits and such officer shall only be entitled to receive that compensation which has been earned by the officer through the date of termination. Notwithstanding the foregoing, the Company may, at its sole option, elect to provide payments and other severance benefits described below under Involuntary Termination Not for Cause and the officer shall execute general release of claims in favor of us.
Involuntary Termination Not for Cause. In the event of involuntary termination of employment other than for Cause (as defined in the employment agreements), an executive officer would be entitled to 12 months of continued base salary payments, as severance pay at such officer’s then-current base salary, the pro rata portion of the annual bonus, if any, earned by the officer for the then-current fiscal year, and monthly payments for a period of 12 months equal to the monthly premium required by such officers to maintain health insurance benefits provided by our group health insurance plan, in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985.
Termination for Cause. In the event of termination for Cause, the officer is not eligible for any further payments of salary, bonus, or benefits and shall be only entitled to receive that compensation which has been earned by the officer through the date of termination.
Termination for Good Reason – No Change of Control. In the event the officer chooses to terminate his employment for reasons such as material breach of the employment agreement by us, relocation of the office where the officer performs his duties, assignment to the officer of any duties, authority, or responsibilities that are materially inconsistent with such officer’s position, authority, duties or responsibilities or other similar actions, such officer shall be entitled to the same benefits described above under Involuntary Termination Not for Cause.
Death or Disability. The benefits to which an officer (or such officer’s estate or representative) would be entitled in the event of death or disability are as described above under Involuntary Termination Not for Cause. However, the amount of salary-related severance pay to any such disabled officer would be reduced by any income replacement benefits received from the disability insurance we provide.

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Information concerning the potential payments upon a termination of employment or change of control is set forth in tabular form below for each NEO. Information is provided as if the termination, death, disability or change of control (as defined in the 2014 Plan) and certain other liquidity events had occurred as of February 4, 2025 (the last day of fiscal 2024). For purposes of the table, we have assumed the termination occurred immediately following the end of the fiscal year.

Name (1)	Benefit	Voluntary Resignation ($)(2)	Retired ($)(3)	Involuntary Termination W/Out Cause($)	Termination With Cause($)		Termination For Good Reason – No Change in Control($)	Death/ Disability ($)	Change in Control ($)(4)
Kevin M. Sheehan(6)	Salary	—	—	850,000	—		850,000	850,000	—
	Bonus	—	—	—	—	(7)	—	—	—
	H & W Benefits	—	—	—	—		—	—	—
	Equity(5)	—	—	486,570	—		486,570	486,570	486,570
Darin Harper	Salary	—	—	475,000	—		475,000	475,000	—
	Bonus	—	—	—	—	(7)	—	—	—
	H & W Benefits	—	—	28,560	—		28,560	28,500
	Equity(5)	—	—	79,226	—		79,226	612,792	612,792
Antonio Bautista(6)	Salary	—	—	427,000	—		427,000	427,000	—
	Bonus	—	—	—	—	(7)	—	—	—
	H & W Benefits	—	—	18,594	—		18,594	18,594	—
	Equity(5)	—	—	842,636	—		842,636	1,886,865	1,886,865
John B. Mulleady(6)	Salary	—	—	452,750	—		452,750	452,750	—
	Bonus	—	—	—	—	(7)	—	570,814	—
	H & W Benefits	—	—	16,310	—		16,310	16,310	—
	Equity(5)	—	1,208,758	896,192	—		896,192	1,971,614	1,971,614
Tony Wehner(6)	Salary	—	—	450,000	—	(7)	400,000	400,000	—
	Bonus	—	—	—	—		—	—	—
	H & W Benefits	—	—	27,319	—		27,319	27,319	—
	Equity(5)	—	—	821,077	—		821,077	1,888,853	1,888,853
(1)Messrs. Morris and Quartieri left the Company before the end of fiscal 2024. Mr. Morris had a total of 63,335 options outstanding for for 90 days after his resignation that could not be exercised as the strike price for all such options was above closing market price of the Company's common stock of $27.38 as of Tuesday, February 4, 2025, the last trading day of the Company's 2024 fiscal year. See Mr. Quartieri’s outstanding awards as of the end of fiscal 2024 at Outstanding Equity Awards at Fiscal Year-End 2024.
(2)No amounts are calculated for voluntary resignation or retirement as all outstanding options had a strike price above closing market price of the Company's common stock of $27.38 as of Tuesday, February 4, 2025, the last trading day of the Company's 2024 fiscal year.
(3)Only Mr. Mulleady is eligible for retirement.
(4)Under the terms of the employment agreements, a change of control event is not specifically called out; as such any termination following a change of control will be evaluated under the other termination scenarios (e.g. involuntary without cause, good reason).
(5)Equity is comprised of outstanding stock awards and stock options. See the Outstanding Standing Equity Awards at Fiscal Year-End 2024 table above for details on each of the stock awards and options for each of the above persons. Equity values are the gross proceeds as if the equity was sold on Tuesday, February 4, 2025, the last business day of the 2024 fiscal year at the closing price of $27.38 without any deduction for taxes withheld; where equity is based on future actual performance, target performance is assumed; and where vesting is continued, the value of future installments is assumed at the $27.38 closing price without any deduction for taxes withheld.
(6)Messrs. Sheehan’s, Bautista’s, Mulleady’s and Wehner’s deferred compensation is outlined under Fiscal 2024 Non-Qualified Deferred Compensation.
(7)If termination with cause is for any reason other than theft, conviction or plea of felony, or any other reckless or willful misconduct materially and adversely affecting the Company’s reputation, the employee will receive payment of any earned, but unpaid annual bonuses from the previous fiscal year.

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Equity Compensation Plan Information
The following table sets forth information concerning the shares of common stock authorized under the the 2014 Plan as of February 4, 2025:

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
2014 Omnibus Incentive Plan (1)	1,663,368	(2)	$43.33	(3)	—	(4)
(1)The 2014 Plan expired in October 2024.
(2)Includes 704,139 PSUs. Assumes shares issued upon vesting at range of 100% to 200% of target number of units. Actual number of shares issued on vesting of PSUs could be a minimum award level of 50% for PSUs, but zero payout is possible if threshold measures are not met. The award level for PSUs is based on actual performance over the three-year vesting period compared to target performance.
(3)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, PSUs or MSUs, which have no exercise price.
(4)The 2014 Plan expired in October 2024, and as a result, no additional shares were available for issuance thereunder as of February 4, 2025. Although the 2025 Plan has been adopted by our Board of Directors, it was adopted contingent upon the approval of our shareholders at the Annual Meeting and, therefore, was not in effect as of February 4, 2025. For additional information on the 2025 Plan and the Contingent Awards granted thereunder, subject to the approval of our shareholders at the Annual Meeting, see Proposal No. 4 included in this Proxy Statement.

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TRANSACTIONS WITH RELATED PERSONS
We have a Related Party Transaction Policy that provides for timely internal review of prospective transactions with related persons, as well as approval or ratification, and appropriate oversight and public disclosure, of such transactions. The Related Party Transaction Policy generally covers transactions with the Company, on the one hand, and a director or executive officer of the Company, a nominee for election as a director of the Company, any security holder of the Company that owns (owns of record or beneficially) five percent or more of any class of the Company’s voting securities and any immediate family member of any of the foregoing persons, on the other hand. The Related Party Transaction Policy is administered by our Audit Committee.
The Related Party Transaction Policy also supplements the provisions of our Code of Business Conduct and Ethics concerning potential conflict of interest situations, which, pursuant to its terms, provides that unless a written waiver is granted (as explained below), employees may not (a) perform services for or have a financial interest in a private company that is, or may become, a supplier, customer or competitor of us or (b) perform services for or own more than 1% of the equity of a publicly traded company that is, or may become, a supplier, customer or competitor of us or perform outside work or otherwise engage in any outside activity or enterprise that may interfere in any way with job performance or create a conflict with our best interests. Employees are under a continuing obligation to disclose to their supervisors any situation that presents the possibility of a conflict or disparity of interest between the employee and us. An employee’s conflict of interest may only be waived if both the legal department and the employee’s supervisor waive the conflict in writing. An officer’s conflict of interest may only be approved pursuant to the Related Party Transaction Policy.
In fiscal 2024, the Company and its officers and directors did not engage in any reportable related party transactions nor were any waivers granted on conflicts of interest.
REPORT OF THE AUDIT COMMITTEE
We have reviewed and discussed with management and KPMG, the independent registered public accounting firm, our audited financial statements as of and for the fiscal year ended February 4, 2025. We have also discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, have considered the compatibility of non-audit services with the firm’s independence, and discussed with the auditors the firm’s independence.
Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Atish Shah, Chair
Hamish A. Dodds
Gail Mandel

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities (“Reporting Persons”) to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other Company securities on Form 4. To our knowledge, based solely on our review of (i) the publicly available Forms 3 and Forms 4 on file with the SEC and amendments thereto and (ii) representations from the Reporting Persons, all Section 16(a) filing requirements applicable to our Reporting Persons were complied with during the 2024 fiscal year ended February 4, 2025, except that Steve Klohn filed one late Form 3.
SHAREHOLDER PROPOSALS
Rule 14a-8 Shareholder Proposals. Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company’s proxy statement relating to the 2026 annual meeting of shareholders. In order to be considered for inclusion in the Company’s proxy statement relating to the Company’s 2026 annual meeting of shareholders, shareholder proposals must satisfy the requirements of Rule 14a-8 and be timely received. To be timely received, shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on January 8, 2026 (the 120th day prior to the one-year anniversary date of the release of this Proxy Statement to shareholders). If we hold our 2026 annual meeting of shareholders on a date that is more than 30 days from the anniversary of the Annual Meeting, any shareholder proposal must be received a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. The submission of a shareholder proposal pursuant to Rule 14a-8 does not guarantee that it will be included in the Company's proxy statement and form of proxy.

Advance Notice of Shareholder Proposals or Nominations. In addition, shareholders wishing to nominate a candidate for election to the Board or propose any business to be presented directly at the 2026 annual meeting of shareholders (rather than by inclusion in next year’s proxy statement) must follow the submission criteria and deadlines set forth in the Company’s bylaws. Pursuant to the advance notice provisions of the Company’s bylaws, a shareholder must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on March 20, 2026 (the 90th day before the one-year anniversary date of the Annual Meeting), and not earlier than the close of business on February 18, 2026 (the 120th day before the anniversary date of the Annual Meeting). However, in the event that the 2026 annual meeting of shareholders is not scheduled to be held between May 19, 2026 and September 16, 2026, to be timely, notice must be received by the Secretary of the Company not earlier than the 120th day before the date of the 2026 annual meeting of shareholders and not later than the later of (i) the 90th day before the date of the 2026 annual meeting of shareholders or (ii) the 10th day following the day on which public announcement of the date of the 2026 annual meeting of shareholders is first made by the Company. Any written notice so submitted must contain a brief description of the business to be brought before the 2026 annual meeting of shareholders and the reasons for conducting such business at the meeting and must comply as to form and substance with the other provisions of the Company’s bylaws.
Compliance with Universal Proxy Rules for Director Nominations. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of the Company’s bylaws.

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OTHER BUSINESS
The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting accompanying this Proxy Statement. As business may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. Whether or not you expect to attend the Annual Meeting, please vote via the internet, by phone, or by requesting, completing and mailing a paper proxy card, so that your shares may be represented at the Annual Meeting.

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WHERE YOU CAN FIND MORE INFORMATION
We will provide, without charge, on the written request of any shareholder, a copy of our 2024 Annual Report on Form 10-K. Shareholders should direct such requests to the Company’s Corporate Secretary at 1221 S. Belt Line Road, #500, Coppell, Texas 75019. Our SEC filings are available to the public on the SEC’s website at www.sec.gov or at http://ir.daveandbusters.com. Our 2024 Annual Report on Form 10-K and other information on our website and the SEC’s website are not incorporated by reference in this Proxy Statement.

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DAVE & BUSTER’S ENTERTAINMENT, INC.
PROXY STATEMENT
FAQ’S ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?
You are receiving these proxy materials because our Board of Directors is soliciting proxies on behalf of the Company for use at the Annual Meeting on June 18, 2025 at 4:30 p.m. Central Daylight Time. This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Why did I receive a Notice of Availability of Proxy Materials instead of a full set of proxy materials?
This year, we are using the internet as the primary means of delivering proxy materials to our shareholders. We are sending a Notice of Availability of Proxy Materials (the “Notice”) to our shareholders of record with instructions on how to access the proxy materials online at www.envisionreports.com/play. This Proxy Statement and our 2024 Annual Report are also included in our filings with the SEC, which you can access electronically at the SEC’s website at www.sec.gov, and are also available on our website at www.daveandbusters.com.

We encourage shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual meetings and reduce our printing and mailing costs.

Why are you holding the Annual Meeting virtually?
We are able to take advantage of the latest technology to conduct the Annual Meeting virtually eliminating many of the costs associated with a physical meeting. In addition, we anticipate that a virtual meeting will provide greater accessibility for shareholders, encourage shareholder participation from a broader geographic scope and improve our ability to communicate more effectively with our shareholders during the meeting. We will evaluate the success of the Annual Meeting in considering whether to continue to conduct the meeting virtually in the future.

How do I participate in the virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. You will be able to listen to the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MF52AG5. You also will be able to vote your shares online by joining the Annual Meeting online.
To register for and participate in the Annual Meeting, you will need to review the information and instructions included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, as applicable, including the control number.
If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance using the instructions below. The online meeting will begin promptly at 4:30 p.m. Central Daylight Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

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How do I register to attend the Annual Meeting virtually on the internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare Limited (“Computershare”)), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the Notice or proxy card that you received. You will simply need to access the meeting through www.meetnow.global/MF52AG5.
If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Annual Meeting by submitting a proof of your proxy power (legal proxy) reflecting your holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and received no later than 5:00 p.m., Eastern Time, on June 4, 2025. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:
By email:
Forward the email from your bank, broker or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
Dave & Buster’s Entertainment, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across most browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance, you may call 1-888-724-2416.

Can a guest participate in the meeting?
Only holders of record of our common stock at the close of business on April 28, 2025, which is the record date, will be entitled to participate and vote at the Annual Meeting. Guests may listen to the online webcast of the Annual Meeting at www.meetnow.global/MF52AG5. Guests will not be allowed to vote or submit questions.

Who is allowed to vote?
Only holders of record of our common stock at the close of business on April 28, 2025, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 28, 2025, we had 34,559,473 shares of common stock outstanding and entitled to vote.

How many votes do I have?
Holders of our common stock are entitled to one vote for each share held as of the close of business on the record date, April 28, 2025.

What constitutes a quorum?
A quorum is required for our shareholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present online during the meeting or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

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What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to:
•Elect seven (7) directors (beginning at page 5);
•Ratify the selection of KPMG as our independent registered public accounting firm for the 2025 Fiscal Year (beginning at page 12);
•Cast an advisory vote on the compensation of our named executive officers (beginning at page 13);
•Vote to approve the 2025 Plan (beginning at page 14); and
•Conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

What vote is required to approve each proposal?
–Proposal No. 1 – Election of Directors:
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to elect each of the seven (7) nominees for director. Abstentions and broker non-votes will have no effect on Proposal No. 1.
–Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm:
Ratification requires the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting by the holders of all of the shares of stock present or represented at the Annual Meeting and voting on such matter. Abstentions will have no effect on Proposal No. 2. Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, we do not expect for there to be any broker non-votes.
–Proposal No. 3 – Advisory Vote on Executive Compensation:
The approval, in an advisory, non-binding vote, requires the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting by the holders of all of the shares of stock present or represented at the Annual Meeting and voting on such matter. Abstentions and broker non-votes will have no effect on Proposal No. 3.
–Proposal No. 4 – Approval of the 2025 Plan:
Approval of the 2025 Plan requires the affirmative vote of the holders of a majority in voting power of the votes cast at the Annual Meeting by the holders of all of the shares of stock present or represented at the Annual Meeting and voting on such matter. Abstentions and broker non-votes will have no effect on Proposal No. 4.

How do I vote my shares if I am a registered holder?
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote online at the Annual Meeting or you may vote by proxy prior to the Annual Meeting by using any of the following methods:
•By Internet — By submitting your proxy via the internet at www.envisionreports.com/play.
•By Telephone — If you have requested to receive proxy materials by mail, by following the telephone voting instructions included on the enclosed proxy card.
•By Mail — If you have requested to receive proxy materials by mail, by completing, signing and dating the enclosed proxy card where indicated, and by mailing or otherwise returning the proxy card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

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Internet and telephone voting facilities will close at 10:59 p.m. Central Daylight Time on June 17, 2025 for the voting of shares held by shareholders of record. Mailed proxy cards should be returned in the envelope provided to you with your proxy card and must be received by June 17, 2025.

All properly submitted proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal, and in the case of the election of directors, and as a vote “for” all nominees presented by the Board.

Your vote is important, and we strongly encourage you to vote your shares by following the instructions provided on the Notice or your proxy card. Please vote promptly.

How do I vote my shares if they are held in “street name”?
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares; this is commonly referred to as holding shares in “street name.” You may be able to vote by telephone or electronically through the internet in accordance with the voting instructions provided by your nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting. If you do not provide voting instructions to your bank, broker or other nominee in advance of the Annual Meeting, under the applicable rules that govern brokers, banks and other nominees who are voting with respect to shares held in street name, your broker has discretionary authority to vote on “routine” proposals. The ratification of the appointment of our independent public accounting firm in Proposal No. 2 is the only item on the agenda for the Annual Meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from a client does not have discretion to vote such client’s uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?
No. Delaware law does not provide shareholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What happens if not enough votes are received in time?
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chair of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

How do you know I voted over the telephone or internet?
The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

Does it cost to vote over the telephone or internet?
Shareholders voting via the telephone or internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and internet access providers, which must be borne by the shareholder.

Who pays for the solicitation of proxies and how are they solicited?
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original distribution of the proxies and other soliciting materials, the Company and/or its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone, or email. Following the original distribution of the proxies and other soliciting materials, we will request that banks, brokers and other nominees distribute the proxy and other soliciting materials to persons for whom they hold shares of

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common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in distributing soliciting materials to their clients.

May I revoke my proxy?
Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting. If you are a registered holder, your proxy may be revoked by (a) a writing delivered to the Company stating that the proxy is revoked, (b) a subsequent proxy that is submitted via telephone or internet no later than 10:59 p.m., Central Daylight Time, on June 17, 2025, (c) a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered by June 17, 2025, or (d) participating online during the Annual Meeting and voting. In order for beneficial owners to change any of their previously reported voting instructions, they must contact their bank, broker or other nominee directly.
You should be aware that simply attending the meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must vote online during the Annual Meeting.

What is householding?
We have adopted a procedure approved by the SEC called “householding” under which multiple shareholders who share the same address will receive only one copy of the 2024 Annual Report, Proxy Statement, or Notice, as applicable, unless we receive contrary instructions from one or more of the shareholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us by mail at Dave & Buster’s Entertainment, Inc., 1221 S. Belt Line Road, #500, Coppell, Texas 75019; Attn: Investor Relations or by email at investorrelations@daveandbusters.com. You may also request additional copies of the proxy materials by notifying us in writing at the same address or email address. Shareholders with shares registered in the name of a broker, bank or other nominee may contact their nominee to request information about householding.

May I receive paper copies of the proxy materials?
Beginning on or around May 8, 2025, we mailed the Notice to all shareholders entitled to vote at the Annual Meeting with instructions on how to access our proxy materials over the internet and how to vote. If you received the Notice and would prefer to receive paper copies of the proxy materials, you may notify us at the email address and mailing address provided above.

How will my proxy get voted?
If you are a registered holder and you vote over the phone or the internet or properly fill in and return a paper proxy card (if requested), the designated proxies (Kevin M. Sheehan and Rudy Rodriguez Jr.) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated proxies will vote your shares as recommended by the Board of Directors as follows:
•FOR election of all seven (7) nominees for director;
•FOR ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2025;
•FOR approval, on an advisory, non-binding basis, of the compensation of our named executive officers; and
•FOR approval of the 2025 Plan.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your broker, bank or other nominee may be unable to vote your shares on all of the proposals other than the ratification of the appointment of KPMG (Proposal 2). See “How do I vote my shares if they are held in ‘street name’?” above.

How will voting on “any other business” be conducted?
Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the Annual Meeting,

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your signed or electronically transmitted proxy card gives authority to the designated proxies to vote on such matters in their discretion.

Who will count the votes?
We have hired a third party, Computershare, to be our inspector of elections, be responsible for determining whether a quorum is present, and tabulate votes cast by proxy or online during the Annual Meeting.

Where can I find the final voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days following the Annual Meeting.

May shareholders ask questions at the Annual Meeting?
Yes, our representatives will answer your relevant questions after the conclusion of the formal business of the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, limiting the amount of time for questions, or requiring questions to be submitted in writing.

How long may I rely upon the information in this Proxy Statement? May I rely upon other materials as well regarding the Annual Meeting?
We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated May 8, 2025. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, unless otherwise indicated in this Proxy Statement, and the mailing of the Proxy Statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required legal updates that we may make between the date of this Proxy Statement and the date of the Annual Meeting.

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Appendix A - Supplemental Financial Information
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is presented because we believe that it provides useful information to investors and analysts regarding our operating performance. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. A reconciliation of net income to Adjusted EBITDA for the periods presented is provided below:

	Fiscal Year
	2024	2023
	(unaudited, in millions)
Net income	$58.3	$126.9
Add (deduct):
Income tax expense, net	135.3	127.4
Loss on debt refinancing	15.2	16.1
Provision for income tax	11.6	36.2
Depreciation and amortization expense	238.2	208.5
Share-based compensation(1)	4.6	16.0
Transaction and integration costs(2)	3.4	11.1
System implementation costs(3)	11.1	9.4
Other costs,net (4)	28.5	4.0
Adjusted EBITDA, a non-GAAP measure	$506.2	$555.6
(1)         Non-cash share-based compensation expense, net of forfeitures, recorded in “General and administrative expenses” on the Consolidated Statement of Comprehensive Income.
(2)         Transaction and integration costs related to the acquisition and integration of Main Event recorded in “General and administrative expenses” on the Consolidated Statement of Comprehensive Income.
(3)     System implementation costs represent expenses incurred related to the development of new enterprise resource planning, human capital management and inventory software for our stores and store support teams and staff augmentation for the implementation team at the store support center. These charges are primarily recorded in “Other charges and gains” on the Consolidated Statement of Comprehensive Income.
(4)     The amount related to fiscal 2024 primarily consisted of $10.6 million of one-time, third-party consulting fees, $3.9 million of impairment of long-lived assets, and a $12.8 million loss on property and equipment transactions. The amount related to fiscal 2023 primarily consisted of one-time, third-party consulting fees. The third-party consulting fees for each period, which are recorded in “Other charges and gains” on the Consolidated Statements of Comprehensive Income, are not part of our ongoing operations and were incurred to execute, discrete, and project-based strategic initiatives aimed at transforming our marketing strategy and transform our supply chain operational efficiency. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business.

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Appendix B - 2025 Omnibus Incentive Plan

Dave & Buster’s Entertainment, Inc.
2025 Omnibus Incentive Plan
1.Establishment & Purpose
1.1.Establishment. Dave & Buster’s Entertainment, Inc., a Delaware corporation (the “Company”) hereby establishes the Dave & Buster’s Entertainment, Inc. 2025 Omnibus Incentive Plan (as amended, the “Plan”) as set forth in this document.
1.2.Purpose of the Plan. The purpose of the Plan is to attract, retain and motivate officers, employees, non-employee directors and consultants providing services to the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing participants with appropriate incentives.
2.Definitions
Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.
2.1“Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity in which the Company has a substantial equity interest, direct or indirect; provided, however, to the extent that Awards must cover “service recipient stock” in order to comply with Section 409A of the Code, “Affiliate” shall be limited to those entities which could qualify as an “eligible issuer” under Section 409A of the Code.
2.2“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award that is granted under the Plan.
2.3“Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and conditions applicable to an Award, or (b) a written statement issued by the Company to a Participant describing the terms and conditions applicable to an Award, in either case which can be delivered in electronic form.
2.4“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.5“Board” means the Board of Directors of the Company.
2.6“Cash-Based Award” means any right granted under Section 9.2 of the Plan.
2.7“Change of Control” unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:
(a)Any Person becomes the Beneficial Owner of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the members of the Board (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.7, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, including without limitation, a public offering of securities; (ii) any acquisition by the Company or any of its Subsidiaries or Affiliates; (iii) any acquisition by any employee benefit plan or related trust sponsored or maintained

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by the Company or any of its Subsidiaries or Affiliates; or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii), and (iii) of Section 2.7(c).
(b)During any period of twelve consecutive months, individuals who, at the beginning of such period, constitute the Board of Directors together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c) of this Change of Control definition) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the twelve month period or whose election or nomination for election was previously so approved (“Incumbent Directors”), cease for any reason to constitute a majority thereof. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors shall be an Incumbent Director.
(c)Consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 2.7(b)) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
To the extent necessary to comply with Section 409A of the Code with respect to the payment of deferred compensation, “Change of Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.
2.8“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
2.9“Committee” means the Compensation Committee of the Board, the Plan Subcommittee of the Compensation Committee of the Board or any other committee or subcommittee designated by the Board to administer the Plan. To the extent applicable, the Committee shall have at least two members, each of whom shall be (a) a Non-Employee Director, and (b) an “independent

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director” within the meaning of the listing requirements of any exchange on which the Company is listed.
2.10“Company” shall have the meaning set forth in Section 1.1.
2.11“Consultant” means any advisor to the Company or any Subsidiary or Affiliate (other than an Employee or Director) to whom the issuance of Shares or Awards may be registered under Form S-8 promulgated under the Securities Act (or any successor thereto) within the meaning of the rules governing the use of a Form S-8 (or any successor thereto), as in effect from time to time.
2.12“Director” means a member of the Board who is not an Employee.
2.13“Effective Date” shall have the meaning set forth in Section 14.19.
2.14“Employee” means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.
2.15“Equity Restructuring” means, as determined by the Committee, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Shares (or other securities of the Company) and causes a change in the per share value of the Shares underlying outstanding Awards.
2.16“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.17“Fair Market Value” means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A of the Code:
(a)At the Committee’s discretion, any of (i) the average of the high and low trading price, (ii) the average of the high and low trading price for the preceding 30 days, (iii) the closing price, in each case, as reported on NASDAQ or any other recognized national exchange or any established over-the-counter trading system on which dealings take place, or, if no trades were made on any such day, the immediately preceding day on which trades were made or (iv) as otherwise reasonably determined by the Committee in good faith based on actual transactions in Shares; or
(b)In the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith.
2.18“Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.
2.19“Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.
2.20“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.21“Other Stock-Based Award” means any right granted under Section 9.1 of the Plan.

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2.22“Option” means any stock option granted under Article 6 of the Plan.
2.23“Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the Plan.
2.24“Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.
2.25“Performance Measures” means measures as described in Section 10.2 on which the performance goals are based for certain performance-based Awards.
2.26“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.27“Plan” shall have the meaning set forth in Section 1.1.
2.28“Prior Plan” means the Company’s Amended and Restated 2014 Omnibus Incentive Plan, amended from time to time.
2.29“Prior Plan Award” means an award outstanding under the Prior Plan as of immediately prior to the Effective Date.
2.30“Restricted Stock” means any Award granted under Article 8 of the Plan.
2.31“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
2.32“Restriction Period” means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.
2.33“Securities Act” means the Securities Act of 1933, as amended from time to time.
2.34“Service” means service as an Employee, Director or Consultant.
2.35“Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 12 hereof.
2.36“Stock Appreciation Right” means any right granted under Article 7 of the Plan.
2.37“Subsidiary” means any corporation, partnership, limited liability company or other legal entity of which the Company, directly or indirectly, owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests (as determined in a manner consistent with Section 409A of the Code, if applicable).
2.38“Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Shares.

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2.39“Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.
3.Administration
3.1.Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Employees, Directors and Consultants to whom Awards will be granted, and to determine the type and amount of Awards to be granted to each such Employee, Director or Consultant, and the terms and conditions of Awards and Award Agreements. Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 13, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award. Also subject to the limitations in Article 13, Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. Notwithstanding anything in this Section 3.1 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under the Plan. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2.Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries or Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided, that the Committee shall not delegate to officers of the Company or any of its Subsidiaries or Affiliates the power to make grants of Awards to officers of the Company or any of its Subsidiaries or Affiliates; provided, further, that no delegation shall be permitted under the Plan that is prohibited by applicable law.
4.Eligibility and Participation
4.1.Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.
4.2.Type of Awards. Awards under the Plan may be granted in any one or a combination of: (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Restricted Stock Units, (e) Other Stock-Based Awards, and (f) Cash-Based Awards. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

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5.Shares Subject to the Plan and Maximum Awards
5.1.Number of Shares; Share Counting.
5.1.1.Subject to adjustment as provided in Sections 5.1(b) and Article 12, a total of 4,000,000 Shares shall be authorized for Awards granted under the Plan. Any Shares that are subject to Awards shall be counted against this limit on a one-for-one basis. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. As of and after the effective date of the Plan, no awards may be granted under the Prior Plan. Notwithstanding anything to the contrary herein, no more than 4,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.
5.1.2.If all or any part of an Award or Prior Plan Award are forfeited, expires, lapses, terminates, is converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged or settled for cash, surrendered, repurchased, or otherwise terminates without issuance of Shares (in whole or in part), in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Awards under the Plan. The payment of dividends or Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards and any Awards that are settled in cash rather than by issuance of Shares shall not count against the number of shares authorized for issuance under the Plan as set forth in Section 5.1(a). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under the Plan: (i) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to any Award or Prior Plan Award, (ii) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option under the Prior Plan, (iii) Shares subject to a Stock Appreciation Right granted under this Plan or a stock appreciation right granted under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options granted under this Plan or options granted under the Prior Plan.
5.2.Annual Award Limits. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, shall not exceed $750,000; provided, however, that the limitation described in this Section shall be determined without regard to amounts paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director), and any severance and other payments such as consulting fees paid to a non-employee director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.
5.3.Substitute Awards. If the Committee authorizes the assumption under the Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under the Plan, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired

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by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination subject to applicable law, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not count against the maximum number of Shares that may be issued pursuant to Awards under the Plan under Section 5.1 above (and Shares subject to such Awards may again become available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Directors and Consultants prior to such acquisition or combination.
6.Stock Options
6.1.Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options; provided, that Options granted to Directors and Consultants shall be Nonqualified Stock Options. None of the Committee, the Company, any of its Subsidiaries or Affiliates, or any of their employees and representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Each Option shall be evidenced by an Award Agreement which shall state the number of Shares covered by such Option. Such Award Agreement shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.
6.2.Terms of Option Grant. The Option Price shall be determined by the Committee at the time of grant but shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a Share on the date of grant.
6.3.Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten (10) years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years).
6.4.Time of Exercise. Options granted under this Article 6 shall be exercisable based on the terms and conditions as the Committee shall in each instance approve, which terms and conditions need not be the same for each grant or for each Participant.
6.5.Method of Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (a), (b), (c) or (d) of the following sentence and pursuant to Section 14.3 hereof. The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (a) in cash or its equivalent (e.g., by cashier’s check), (b) to the extent permitted by the Committee, in Shares (whether tendered by the Participant or withheld by the Company upon exercise and not previously

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owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above) or (d) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.
6.6.Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. If the aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” exceeds one hundred thousand dollars ($100,000), the portion of such Incentive Stock Options exercisable for such excess value shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded; provided, however, to the extent any Option (or portion thereof) granted as an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option (or portion thereof) shall be treated as a Nonqualified Stock Option.
6.7.Performance Goals. The Committee may condition the grant of Options or the vesting of Options upon the Participant’s achievement of one or more performance goal(s) (including the Participant’s provision of Services for a designated time period), as specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Option to such Participant or the Option shall not vest, as applicable.
7.Stock Appreciation Rights
7.1.Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem SAR”). Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.
7.2.Terms of Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the

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exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than ten (10) years from the date of grant.
7.3.Tandem Stock Appreciation Rights and Options. A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).
8.Restricted Stock; Restricted Stock Units
8.1.Grant of Restricted Stock. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.
8.2.Terms of Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock grant shall specify the period(s) of restriction, the number of Shares of Restricted Stock subject to the Award, the performance, employment or other conditions (including the termination of a Participant’s Service whether due to death, disability or other reason) under which the Restricted Stock may be forfeited to the Company, whether a purchase price will be established and the form of payment thereof, and such other provisions as the Committee shall determine. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, assuming satisfaction of the applicable performance, employment or other conditions, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).
8.3.Voting and Dividend Rights. Unless otherwise determined by the Committee, each Participant holding Shares of Restricted Stock will be entitled to all the rights of a stockholder with respect to such Shares, subject to the restrictions in the Plan and the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which such Participant becomes the record holder of such Shares; provided, however, that with respect to a share of Restricted Stock subject to restrictions or vesting conditions, dividends which are paid to Company stockholders prior to the removal of restrictions and satisfaction of vesting conditions shall only be paid to the Participant to the extent that the restrictions of the underlying Award are subsequently removed, the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
8.4.Restricted Stock Units. The Committee may grant Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Award Agreement for each Award of Restricted Stock Units shall set forth the terms and conditions not inconsistent with the Plan as the Committee shall determine. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as

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reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with applicable law. A Participant holding Restricted Stock Units will have only the rights of a general unsecured creditor of the Company (solely to the extent of any rights then applicable to Participant with respect to such Restricted Stock Units) until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement.
8.5.Performance Goals. The Committee may condition the grant of Restricted Stock or Restricted Stock Units, or the expiration of the Restriction Period, upon the Participant’s achievement of one or more performance goal(s) (including the Participant’s provision of Services for a designated time period), as specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock or Restricted Stock Units to such Participant or the Participant shall forfeit the Award of Restricted Stock or Restricted Stock Units to the Company, as applicable.
8.6.Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.
9.Other Stock-Based Awards; Cash-Based Awards
9.1.Other Stock-Based Awards. The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of Shares (the “Other Stock-Based Awards”), including without limitation, phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).
9.2.Cash-Based Awards. The Committee, in its sole discretion, may grant Awards that have a value set by the Committee (the “Cash-Based Awards”). Such Cash-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive cash or one or more Shares upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Cash-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Cash-Based Awards will be made, whether such Cash-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

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10.Performance-Based Compensation
10.1.Grant of Performance-Based Compensation. The Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are contingent upon the achievement of performance goals.
10.2.Performance Measures. The vesting, crediting and/or payment of performance-based Awards may be based on the achievement of objective performance goals based on one or more of the following Performance Measures: (a) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization (“EBITDA”)); (b) net income before or after taxes; (c) operating income; (d) earnings per Share; (e) book value per Share; (f) return on shareholders’ equity; (g) expense management; (h) return on investment; (i) improvements in capital structure; (j) profitability of an identifiable business unit or product; (k) maintenance or improvement of profit margins; (l) stock price; (m) market share; (n) revenues or sales; (o) costs; (p) cash flow (including, but not limited to, operating cash flow and free cash flow); (q) working capital; (r) return on assets; (s) attainment of objectives relating to store remodels or repair and maintenance; (t) staff training; (u) corporate social responsibility policy implementation; (v) economic value added; (w) debt reduction; (x) completion of acquisitions or divestitures; (y) operating efficiency; (z) sales per square foot; (aa) revenue mix; (bb) capital expenditures versus budgeted expenditures (total, exclusive of IT/Games, or maintenance only); (cc) operating income; (dd) income from franchise units; (ee) unit-level EBITDA less G&A expenses; (ff) manager’s operating contribution; (gg) regional operating contribution; (hh) profitability of various revenue streams; (ii) cash flow per share (before and after dividends or before and after debt payments); (jj) total shareholder return (relative to industry/peer group and/or absolute); (kk) lease executions; (ll) franchise unit growth; (mm) employee turnover/retention (for entire population or a subset of employee population); (nn) employee satisfaction; (oo) guest satisfaction (overall and/or specific metrics); (pp) guest traffic; (qq) guest loyalty (including but not limited to participation and satisfaction); (rr) attainment of strategic and operational initiatives (MBOs); (ss) marketing/brand awareness scores; (tt) third-party operational/compliance audits; (uu) balanced scorecard; (vv) culinary product pipeline goals; (ww) guest experience; (xx) inventory turnover; (yy) brand positioning goals; (zz) comparable store sales (aaa) return on invested capital; (bbb) new store openings; (ccc) development pipeline goals; (ddd) attainment of objectives relating to acquisitions or divestitures; (eee) attainment of specified business expansion goals; (fff) expansion of specified programs or initiatives; and (ggg) any other metric as may be determined by the Committee.
Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, (including to prorate goals and payments for a partial year), and including but not limited to in the event of the following occurrences: (A) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (B) asset write-downs, (C) litigation or claim judgments or settlements, (D) acquisitions or divestitures, (E) a reorganization or change in the corporate structure or capital structure of the Company, (F) an event either not directly related to the operations of the Company, any Subsidiary thereof, division, business segment or business unit or not within the reasonable control of management, (G) foreign exchange gains and losses, (H) a change in the fiscal year of the Company, (I) the refinancing or repurchase of bank loans or debt securities, (J) unbudgeted capital expenditures, (K) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (L) conversion of some or all of convertible securities to Shares,

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(M) any business interruption event, (N) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (O) the effect of changes in other laws or regulatory rules affecting reported results.
11.Compliance with Section 409A of the Code and Section 457A of the Code
11.1.General. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award.
11.2.Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall, solely to the extent necessary to avoid the imposition of taxes thereunder, be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable within thirty (30) days thereafter, but in no event later than the end of the applicable taxable year.
11.3.Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If an Award includes a “series of installment payments” within the meaning of Section 1.409A-2(b)(2)(iii) of Section 409A, the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment and, if an Award includes “dividend equivalents” within the meaning of Section 1.409A-3(e) of Section 409A, the Participant’s right to receive the dividend equivalents will be treated separately from the right to other amounts under the Award.
11.4.Section 457A. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 457A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies

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and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 457A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.
12.Adjustments
12.1.Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, extraordinary stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than regular cash or stock dividends to shareholders of the Company), Change of Control or any similar corporate event or transaction (a “Corporate Transaction”), the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, may substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the performance goals or other criteria included in outstanding Awards, and/or other value determinations applicable to the Plan or outstanding Awards.
12.2.Corporate Transactions. Upon the occurrence of a Corporate Transaction, including without limitation, a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, if the Committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being cancelled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being cancelled (which may be zero).
12.3.Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article XII, the Committee will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or

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grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 12.3 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
12.4.Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of such Shares, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Committee may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.
12.5.General. Except as expressly provided in the Plan or the Committee’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.3 or the Committee’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article XII.
13.Amendment, Modification, Suspension, Termination and Duration
13.1.Amendment, Modification, Suspension and Termination of Plan. The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 13.2, an “Action”) the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided, that no such Action shall be made, other than as permitted under Article 11 or 12, (a) without shareholder approval (i) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (ii) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval), (iii) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company, a Subsidiary, and/or an Affiliate) or a change in eligibility requirements under the Plan, or (iv) for any Action that results in a reduction of the Option Price or grant price per Share, as applicable, of any outstanding Options or Stock Appreciation Rights or cancellation of any outstanding Options or Stock Appreciation Rights in exchange for cash, or for other Awards, such as other Options or Stock Appreciation Rights, with an Option Price or grant price per Share, as applicable, that is less than such price of the original Options or Stock Appreciation Rights, and (b) without the written consent of the affected Participant, if such Action would materially diminish the rights of any Participant under any Award theretofore granted to such Participant; provided, further, that the Committee may amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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13.2.Duration. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the Effective Date.
14.General Provisions
14.1.No Right to Service. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
14.2.Settlement of Awards; Fractional Shares. Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.
14.3.Tax Withholding. Each Participant must pay the Company or a Subsidiary, as applicable, or make provision satisfactory to the Administrator for payment of, any Tax-Related Items to be withheld in connection with such Participant’s Awards and/or Shares. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods) and applicable law, any withholding obligation for Tax-Related Items may be satisfied by (a) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant; (b) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (c) accepting the delivery of Shares, including Shares delivered by attestation; (d) retaining Shares from an Award; (e) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is to be satisfied, selling Shares issued pursuant to an Award, either voluntarily by the Participant or mandatorily by the Company; (f) any other method of withholding determined by the Company and, to the extent required by applicable law or the Plan, approved by the Committee; or (g) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for all Tax-Related Items.
14.4.No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.
14.5.Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against

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the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
14.6.Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.
14.7.Compliance with Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The restrictions contained in this Section 14.7 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 14.6. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, its Subsidiaries and Affiliates, and all of their employees and representatives of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
14.8.Awards to Non-U.S. Employees or Directors. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:
14.8.1.Determine which Subsidiaries or Affiliates shall be covered by the Plan;
14.8.2.Determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan;
14.8.3.Modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws;
14.8.4.Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and
14.8.5.Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms

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and procedures established under this Section 14.8 by the Committee shall be attached to this Plan document as appendices.
14.9.Rights as a Shareholder; Dividend Equivalents. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an unvested Award shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall not be paid unless and until the underlying Award vests.
14.10.Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
14.11.Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
14.12.No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.
14.13.Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
14.14.Governing Law; Jurisdiction; Waiver of Jury Trial. The Plan and each Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or

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otherwise) that may be based upon, arise out of or relate to the Plan and each Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Each Participant and each party to an Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan and each Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with an Award Agreement. EACH PARTICIPANT AND EACH PARTY TO AN AWARD AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT, IN TORT, AT LAW OR OTHERWISE) INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER OR UNDER AN AWARD AGREEMENT.
14.15.Waiver of Certain Claims. By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her office or Service with the Company, any Subsidiary or Affiliate for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his or her ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Board or Committee pursuant to a discretion contained in the Plan or any Award Agreement or the provisions of any statute or law relating to taxation.
14.16.Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third-party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part-undertaking which employs the Participant, wherever situated.
14.17.Accounting Restatement. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with applicable law or any applicable “clawback” or similar policy of the Company, including the Company’s Policy On Recoupment of Incentive Compensation, as it may be in effect from time to time, and including pursuant to the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed, whether or not such policy was in place at the time of grant of an Award.
14.18.Prohibition on Repricing. Other than pursuant to Section 12.1, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option or Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right when the option price (or stock appreciation right base price) per Share exceeds the Fair Market

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Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
14.19.Effective Date. The Board of Directors of the Company originally approved the Plan on December 5, 2024 (“Effective Date”), subject to the approval of the Company’s stockholders.
14.20.Shareholder Approval. The Plan will be submitted for approval by the shareholders of the Company at the next meeting of shareholders following the adoption and approval by the Board of Directors. Any Awards granted under the Plan prior to such approval of shareholders shall be effective as of the date of grant, but no such Award may be exercised or settled in Shares and no restrictions relating to any Award may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, the Plan and any such Award shall be terminated and cancelled without consideration.
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